As filed with the Securities and Exchange Commission on August 30, 2010
Registration No. 333-167809
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HICKS ACQUISITION COMPANY II, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	80-0611167 (I.R.S. Employer Identification Number)
100 Crescent Court, Suite 1200
Dallas, TX 75201
(214) 615-2300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Robert M. Swartz
c/o Hicks Acquisition Company II, Inc.
100 Crescent Court, Suite 1200
Dallas, TX 75201
(214) 615-2300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Bruce Mendelsohn James A. Deeken Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 (212) 872-1000 (212) 872-1002 — Facsimile	Ann F. Chamberlain Floyd I. Wittlin Bingham McCutchen LLP 399 Park Avenue New York, New York 10022-4689 (212) 705-7700 (212) 705-5378 — Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 30, 2010
PRELIMINARY PROSPECTUS
$200,000,000
Hicks Acquisition Company II, Inc.
20,000,000 Units

Hicks Acquisition Company II, Inc. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination. HH-HACII, L.P., which we refer to throughout this prospectus as our sponsor, our officers and directors have agreed that we will have only 21 months from the closing of this offering to consummate our initial business combination.

This is an initial public offering of our securities. We are offering 20,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $12.00, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering and will expire five years after the completion of our initial business combination, or earlier upon redemption or liquidation, as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units to cover over-allotments, if any.

We will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account described below, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. We intend to consummate our initial business combination and conduct the redemptions without a stockholder vote pursuant to the tender offer rules of the Securities and Exchange Commission, or the SEC. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. If we are unable to consummate a business combination within 21 months from the closing of this offering, we will cease all operations except for the purpose of winding up, redeem the common stock sold as part of the units in this offering, which we refer to throughout this prospectus as our public shares, and dissolve and liquidate, as described in this prospectus.

Our sponsor has committed to purchase an aggregate of 6,666,667 warrants at a price of $0.75 per warrant ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants throughout this prospectus as the sponsor warrants.

Currently, there is no public market for our units, common stock or warrants. It is anticipated that our units will be quoted on the Over-the-Counter Bulletin Board quotation system, or the OTCBB, under the symbol “          ” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTCBB under the symbols “          ” and ‘‘          ,” respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds

Public offering price	$10.00	$200,000,000
Underwriting discounts and commissions(1)	$0.50	$10,000,000
Proceeds, before expenses, to us	$9.50	$190,000,000

(1)	Includes $0.25 per unit, or approximately $5.0 million in the aggregate (approximately $5.75 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus. See also “Underwriting” beginning on page 108.

Of the proceeds we receive from this offering and the sale of the sponsor warrants described in this prospectus, approximately $9.85 per unit, or approximately $197.0 million in the aggregate (approximately $9.83 per unit or approximately $226.25 million if the underwriters’ over-allotment option is exercised in full) will be deposited into a trust account at JP Morgan Chase, N.A. with Continental Stock Transfer & Trust Company, as trustee. Except for a portion of the interest income earned on the trust account balance that may be released to us to pay any income and franchise taxes payable and to fund our working capital requirements, and any amounts necessary to purchase up to 15% of our public shares, each as described in this prospectus, none of the funds held in the trust account will be released until the earlier of the completion of our initial business combination and the redemption of 100% of our public shares if we are unable to consummate a business combination within 21 months from the closing of this offering (subject to the requirements of law). The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about          , 2010.
  Sole Book-Running Manager

Citi	Deutsche Bank Securities
Ladenburg Thalmann & Co. Inc.
          , 2010

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to Hicks Acquisition Company II, Inc. References in this prospectus to our “public shares” are to shares of our common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public stockholders” refer to the holders of our public shares, including our initial stockholders (as defined below) to the extent our initial stockholders purchase public shares, provided that each initial stockholder’s status as a “public stockholder” shall only exist with respect to such public shares. References in this prospectus to our “management” or our “management team” refer to our officers and directors, references to our “sponsor” refer to HH-HACII, L.P., a Delaware limited partnership, and references to our “initial stockholders” refer to our sponsor, William A. Montgomery and William F. Quinn. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

We are a newly organized blank check company formed under the General Corporation Law of the State of Delaware, or the DGCL, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination, except that we will not effect a business combination with another blank check company or a similar type of company with nominal operations.

We will seek to capitalize on the significant investing experience of our management team, including the 38 years of private equity expertise of Thomas O. Hicks, our founder and chairman of the board. Since 2005, Mr. Hicks has served as the chairman of Hicks Holdings LLC, a holding company for real estate, private equity and sports investments of Mr. Hicks and his family. Mr. Hicks co-founded Hicks, Muse, Tate & Furst, a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as its chairman from 1989 through 2004. During Mr. Hicks’ tenure as chairman, Hicks Muse raised over $12 billion of private equity funds, consummated over $50 billion of leveraged acquisitions, and was one of the most active private investment firms in the country. Mr. Hicks also co-founded and served as co-chief executive officer of the leveraged buyout firm, Hicks & Haas, from 1984 to 1989.

Mr. Hicks and his affiliates are also, directly or indirectly, the controlling shareholders of Latrobe Specialty Steel Company, a specialty steel manufacturer; DirecPath, a company that provides bundled DIRECTV programming, broadband voice and data services, security and other locally based services to multiple dwelling units across the United States; Ocular LCD, Inc., a designer, manufacturer and marketer of high-performance liquid crystal displays, modules and systems; Grupo Pilar, an animal and pet food company in Argentina; Anvita, Inc., a provider of decision support systems for healthcare professionals; the National Hockey League’s Dallas Stars; and a 50% interest in the English Premier League’s Liverpool Football Club. A sale of Major League Baseball’s Texas Rangers, formerly held by Mr. Hicks and his affiliates, was recently completed through a court-supervised auction process under Chapter 11 of the U.S. Bankruptcy Code.

In addition, all of our directors and our senior executive officers were officers or directors of a blank check company, Hicks Acquisition Company I, Inc., or HACI, which conducted an initial public offering in September 2007 and consummated a business combination with Resolute Energy Corporation on September 25, 2009. All of our directors and senior executive officers played a key role throughout the business combination transaction for HACI, including assisting in identifying numerous suitable acquisition candidates, including the ultimate target, and assisting in the proxy solicitation of stockholder approval for such acquisition.

We anticipate structuring a business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business, but we will only consummate such business combination if we will become the controlling stockholder of the target or are otherwise not required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. We will not consider any transaction that does not meet such criteria.

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Established Companies with Proven Track Records. We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies.

•	Companies with Strong Free Cash Flow Characteristics. We will seek to acquire companies that have a history of strong, stable free cash flow generation (i.e. companies that typically generate cash in excess of that required to maintain or expand the business’s asset base). We will focus on companies that have predictable, recurring revenue streams and an emphasis on low capital expenditure requirements. An example of such a company could be one that typically sells its inventory, is paid on time by its customers on a generally predictable basis and does not need to materially acquire or upgrade physical assets on a regular basis.

•	Strong Competitive Industry Position. We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•	Experienced Management Team. We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement, not replace, the target’s management team.

•	Diversified Customer and Supplier Base. We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer or proxy solicitation materials, as applicable, that we would file with the Securities and Exchange Commission, or the SEC. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as by attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities (i.e. opportunities that would not generally be offered publicly) as a result of the track record and business relationships of Mr. Hicks, our founder and chairman of the board, and as a result of HACI’s transaction with Resolute Energy Corporation.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

While we do not intend to pursue an initial business combination with a company that is affiliated with our sponsor, officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a company, we, or a committee of our independent directors, would obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, that such an initial business combination is fair to our company from a financial point of view.

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $100 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have. As more fully discussed in “Management — Conflicts of Interest”, if any of our officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. In addition, our officers have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 21 months from the closing of this offering.

We will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full), or approximately $0.15 less than the per-unit offering price of $10.00 (approximately $0.17 less if underwriters’ the over-allotment option is exercised in full). There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event we do not consummate a business combination. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares (as defined below) and any public shares they may hold in connection with the consummation of a business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Unlike many other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we intend to consummate our initial business combination and conduct the redemptions without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which regulate issuer tender offers, and will file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under

Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for business or other legal reasons, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination.

Our sponsor, officers and directors have agreed that we will have only 21 months from the closing of this offering to consummate our initial business combination. If we are unable to consummate a business combination within such 21-month period, we will:

•	cease all operations except for the purpose of winding up;

•	as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses, divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to holders of our common stock under Delaware law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate;

subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate a business combination within the 21-month time period, although they will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate a business combination within such time period.

Private Placements

In June 2010, our sponsor purchased an aggregate of 3,285,714 shares, which we refer to throughout this prospectus as the founder shares, for an aggregate purchase price of $25,000, or approximately $0.0076 per share. In July 2010, our sponsor transferred an aggregate of 32,856 founder shares to William A. Montgomery and William F. Quinn, each of whom has agreed to serve on our board of directors upon the closing of this offering. We refer to our sponsor and Messrs. Montgomery and Quinn as our initial stockholders throughout this prospectus. The founder shares held by our initial stockholders include an aggregate of 428,571 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that our initial stockholders will collectively own 12.5% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering). In addition, a portion of the founder shares in an amount equal to 2.5% of our issued and outstanding shares immediately after this offering, which we refer to as founder earnout shares throughout this prospectus, will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of our initial business combination.

In addition, our sponsor has committed to purchase an aggregate of 6,666,667 sponsor warrants at a price of $0.75 per warrant ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of our common stock at $12.00 per share. The $5.0 million proceeds from the private placement of the sponsor warrants will be added to the proceeds of this offering and placed in a trust account at JP Morgan Chase, N.A. with Continental Stock Transfer & Trust Company, as trustee. If we do not complete an initial business combination within 21 months from the closing of this offering, the $5.0 million proceeds from the sale of the sponsor warrants will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless.

Our executive offices are located at 100 Crescent Court, Suite 1200, Dallas, Texas, 75201, and our telephone number is (214) 615-2300.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 18 of this prospectus.

Securities offered	20,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number outstanding before this offering	0

Number outstanding after this offering	20,000,000

Common stock:

Number outstanding before this offering	3,285,714(1)(2)

Number outstanding after this offering	22,857,143(2)(3)

(1)	This number includes an aggregate of 428,571 founder shares held by our initial stockholders that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters.

(2)	This number includes a portion of the founder shares in an amount equal to 2.5% of our issued and outstanding shares immediately after this offering that are subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of our initial business combination.

(3)	Assumes no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 428,571 founder shares.

Warrants:

Number of sponsor warrants to be sold simultaneously with the closing of this offering	6,666,667

Number of warrants to be outstanding after this offering and the private placement	26,666,667

Exercisability	Each warrant offered in this offering is exercisable to purchase one share of our common stock.

Exercise price	$12.00 per share, subject to adjustments as described herein.

Exercise period	The warrants will become exercisable on the later of:

• 30 days after the completion of our initial business combination, or

• 12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

The warrants will expire at 5:00 p.m., New York time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described below with respect to the sponsor warrants):

• in whole and not in part;

• at a price of $.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption, which we refer to throughout this prospectus as the 30-day redemption period; and

• if, and only if, the last sales price of our common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last sales price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

None of the sponsor warrants will be redeemable by us so long as they are held by our sponsor or its permitted transferees.

Proposed OTCBB symbols	Units: ‘‘ ” Common Stock: ‘‘ ” Warrants: ‘‘ ”

Founder shares	In June 2010, our sponsor purchased an aggregate of 3,285,714 founder shares for an aggregate purchase price of $25,000, or approximately $0.0076 per share. In July 2010, our sponsor transferred an aggregate of 32,856 founder shares to William A. Montgomery and William F. Quinn, each of whom has agreed to serve on our board of directors upon the closing of this offering. The founder shares held by our initial stockholders include an aggregate of 428,571 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that our initial stockholders will collectively own 12.5% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering). If the number of units we offer to the public is increased or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders’ share ownership at 12.5% of our issued and outstanding shares after giving effect to this offering and the increase or decrease, if any, in the number of units offered hereby. In addition, the founder earnout shares (equal to 2.5% of our issued and outstanding shares immediately after this offering) will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of our initial business combination.

Sponsor warrants	Our sponsor has committed to purchase 6,666,667 sponsor warrants, each exercisable to purchase one share of our common stock at $12.00 per share, at a price of $0.75 per warrant ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete a business combination within 21 months from the closing of this offering, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares (subject to the requirements of applicable law), and the sponsor warrants will expire worthless.

Transfer restrictions on founder shares and sponsor warrants	Our initial stockholders have agreed not to transfer, assign or sell any founder shares until the earlier of:

• one year after the completion of our initial business combination (or earlier if, subsequent to our initial business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination); and

• the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described below under “Principal Stockholders — Transfers of Common Stock and Warrants by our Initial Stockholders”).

The sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination and they will be non-redeemable so long as they are held by the sponsor or its permitted transferees (except as described below under “Principal Stockholders — Transfers of Common Stock and Warrants by our Initial Stockholders”). If the sponsor warrants are held by holders other than the sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Proceeds to be held in trust account	$197.0 million, or approximately $9.85 per unit of the proceeds of this offering and the proceeds of the private placement of the sponsor warrants ($226.25 million, or approximately $9.83 per unit, if the underwriters’ over-allotment option is exercised in full) will be placed in a segregated trust account at JP Morgan Chase, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. These proceeds include approximately $5.0 million (or approximately $5.75 million if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

An increase in the size of the offering will reduce the per-share amount payable to our public stockholders upon our liquidation or our stockholders’ exercise of their redemption rights because the portion of the trust account attributable to the sales proceeds of the sponsor warrants will be allocated pro rata among a greater number of public shares. Assuming a 20% increase in the size of this offering, the per-share redemption or liquidation amount could decrease by as much as approximately $0.02 (or $0.03 if the underwriters’ over-allotment option is exercised in full).

If we elect to increase the initial amount held in the trust account from approximately $9.85 per unit, such increase would be funded by an increase in the amount of the deferral of the underwriting commissions payable in connection with this offering, an increase in the number of sponsor warrants to be purchased by our sponsor at a price of $0.75 per warrant and/or a reduction from the $1.25 million initially available to us for working capital that is not held in the trust account. Public stockholders would own a smaller percentage of our outstanding common stock on a fully diluted basis to the extent that our sponsor purchases additional warrants.

Except for a portion of the interest income that may be released to us to pay any income or franchise taxes and to fund our working capital requirements, and any amounts necessary to purchase up to 15% of our public shares, as discussed below, none of the funds held in the trust account will be released until the earlier of the completion of our initial business combination and the redemption of 100% of our public shares if we are unable to consummate a business combination within 21 months from the closing of this offering (subject to the requirements of law). The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

None of the warrants may be exercised until 30 days after the consummation of our initial business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Anticipated expenses and funding sources	Unless and until we complete our initial business combination, no proceeds held in the trust account, other than up to $3.0 million, subject to adjustment as described below, of the interest earned on the trust account (net of franchise and income taxes payable), and any amounts necessary to purchase up to 15% of our public shares will be available for our use, and we may pay our expenses only from:

• such interest; and

• the net proceeds of this offering not held in the trust account, which will be $1.25 million in working capital after the payment of approximately $1.75 million in expenses relating to this offering.

In the event that our offering expenses are in excess of $1.75 million, we may fund such amounts out of the $1.25 million not to be held in the trust account. In such case, the amount not held in the trust account would be less than $1.25 million by a corresponding amount. Conversely, in the event that the offering expenses are less than $1.75 million, the $1.25 million not held in the trust account would increase by a corresponding amount.

To the extent that the underwriters exercise their over-allotment option, the maximum amount of interest income we may withdraw from the trust account will proportionately increase. In addition, if the size of this offering is increased or decreased, it would result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our sponsor, an affiliate of our sponsor or certain of our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Permitted purchases of shares if we hold a stockholder vote	If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, prior to the consummation of a business combination, there could be released to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (3,000,000 shares, or 3,450,000 shares if the underwriters’ over-allotment option is exercised in full). These purchases could occur at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $9.85 per share or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full). We can purchase any or all of the 3,000,000 shares (or 3,450,000 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then-current market price of our common stock and the terms of the proposed initial business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then-current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block a business combination regardless of its merits by making it difficult to obtain the approval of such business combination by the vote of a majority of the outstanding shares of common stock voted.

Private transactions if we hold a stockholder vote	If we hold a stockholder vote to approve our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, we may enter into privately negotiated transactions to purchase public shares from stockholders after consummation of the initial business combination with proceeds from our trust account. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. In the event we are the buyer in the privately negotiated purchases, we could elect to use trust account proceeds to pay the purchase price in such transaction after the closing of our initial business combination. Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us may not be in the best interest of the remaining stockholders, who will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium.

Redemption rights for public stockholders upon consummation of our initial business combination	We will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full), or approximately $0.15 less than the per-unit offering price of $10.00 (approximately $0.17 less if the underwriters’ over-allotment option is exercised in full). There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of a business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Unlike many other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we intend to consummate our initial business combination and conduct the redemptions without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for business or other legal reasons, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination.

Traditionally, blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by most blank check companies. In no event, however, will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If we enter into an acquisition agreement with a prospective target that requires as a closing condition to our initial business combination that we maintain a minimum net worth or certain amount of cash that is greater than $5,000,001, we will communicate the details of the closing condition to our public stockholders through our tender offer or proxy solicitation materials, as applicable, and we will limit redemptions to an amount that permits us to satisfy such a closing condition. If a redemption of our public shares would cause our net tangible assets to be less than $5,000,001, or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination.

Redemption payments if we hold a stockholder vote	If we hold a stockholder vote to approve our initial business combination, public stockholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less franchise and income taxes payable, provided that such stockholders follow the specific procedures for redemption that will be set forth in the proxy statement relating to the stockholder vote on a proposed initial business combination. Unlike many other blank check companies, our public stockholders would not be required to vote against our initial business combination in order to exercise their redemption rights. If our initial business combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

10% limitation on redemption rights if we hold stockholder vote	If we hold a stockholder vote to approve our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in this offering. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares for or against a business combination.

Redemption of common stock and distribution and liquidation if no initial business combination	Our sponsor, officers and directors have agreed that we will have only 21 months from the closing of this offering to consummate our initial business combination. If we are unable to consummate a business combination within such 21-month period, we will:

• cease all operations except for the purpose of winding up;

• as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses, divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to holders of our common stock under Delaware law, if any; and

• as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate;

subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate a business combination within the 21-month time period.

Our initial stockholders have waived their redemption rights with respect to their founder shares if we fail to consummate an initial business combination within 21 months from the closing of this offering. However, if our initial stockholders, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate a business combination within the required time period.

The distribution of our assets in contemplation of liquidation must provide for all claims against us to be paid in full or for us to make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. We cannot assure you that we will have access to funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities with which we do business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Mr. Hicks, our founder and chairman of the board, has agreed that upon our liquidation, he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Hicks will not be responsible to the extent of any liability for such third party claims.

After distributing the proceeds of our trust account pursuant to the redemption of our public shares as described in this prospectus, we will promptly distribute the balance of our net assets, if any, to the public stockholders, subject to and in accordance with, a plan of dissolution adopted by our board of directors and remaining stockholders. We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1.25 million of proceeds held outside the trust account and from the up to $3.0 million, subject to adjustment, in interest income on the balance of the trust account (net of franchise and income taxes payable) that may be available to us to fund our working capital requirements, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay franchise and income taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate our initial business combination within 21 months from the closing of this offering, and in such event such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Determination of offering amount	In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the sponsor warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, or that we will be able to obtain any necessary financing.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 18 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 16, 2010
	Actual	As Adjusted

Balance Sheet Data:
Working capital (deficiency)	$(85,000)	$193,270,000
Total assets	$355,000	$198,270,000
Total liabilities	$335,000	$5,000,000
Stockholder’s equity(1)	$20,000	$193,270,000

(1)	Includes shares subject to redemption rights in connection with our successful consummation of our initial business combination.

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the sponsor warrants, repayment of the $225,000 loan made to us by Mr. Hicks, our founder and chairman of the board, and the payment of the estimated expenses of this offering. The “as adjusted” total assets amount includes the $197.0 million held in the trust account for the benefit of our public stockholders. Except for a portion of the interest income earned on the trust account balance that may be released to us to pay franchise and income taxes and to fund our working capital requirements, and any amounts necessary to purchase up to 15% of our public shares as described in this prospectus, the funds held in the trust account will be available to us only upon the consummation of a business combination within 21 months from the closing of this offering. The “as adjusted” working capital and “as adjusted” total assets include approximately $5.0 million being held in the trust account (approximately $5.75 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting commissions.

If no business combination is consummated within 21 months from the closing of this offering, the proceeds held in the trust account, including the deferred underwriting commissions and all interest thereon, net of franchise and income taxes payable, up to $100,000 of such net interest to pay dissolution expenses, any interest income released to us to fund our working capital requirements and any amounts released to purchase up to 15% of our public shares, as described in this prospectus, will be used to fund the redemption of our public shares. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate a business combination within such 21-month time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

The report of KPMG LLP, our independent registered public accounting firm, says that we may be unable to continue as a going concern.

We have no revenues from our operations and our viability as a going concern depends on our ability to consummate this offering successfully. The report of KPMG LLP, our independent registered public accountants, on our financial statements includes an explanatory paragraph stating that our business plan is dependent upon our obtaining adequate financing which raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may consummate our initial business combination even though a substantial number or majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote before we consummate our initial business combination unless the business combination would require stockholder approval under applicable state law or if we decide to hold a stockholder vote for business or other legal reasons. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding shares of common stock do not approve of the business combination we consummate.

Your only opportunity to affect the investment decision regarding our initial business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of our initial business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may consummate our initial business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on our initial business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may enter into an acquisition agreement with a prospective target that requires as a closing condition to our initial business combination that we have a minimum net worth or a certain amount of cash. If too many stockholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If a redemption of our public shares would cause our net tangible assets to be less than $5,000,001, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of a larger number of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise their redemption rights, we may either need to reserve part of the trust account for possible payment upon redemption, or we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to the target or its stockholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may not be able to consummate a business combination within 21 months from the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 21 months from the closing of this offering. We may not be able to find suitable target businesses within such time period. If we have not consummated a business combination within such 21-month period, we will:

•	cease all operations except for the purpose of winding up;

•	as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses, divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to holders of our common stock under Delaware law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate;

subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Our negotiating position and our ability to conduct due diligence on potential business combination targets may decrease as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination that would produce value for our stockholders.

Pursuant to our Amended and Restated Certificate of Incorporation, among other things, we must complete our initial business combination within 21 months from the closing of our initial public offering or liquidate and dissolve. As the end of such time frame nears, our need to consummate an initial business combination with a then-current prospective target business will increase, which may decrease our negotiating power to obtain the best possible deal. In addition, such time restraints may result in limited time to conduct due diligence and, as a result, our due diligence investigation may not be as detailed as would otherwise be the case.

If we are unable to complete our initial business combination within the prescribed time frame, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

If we are unable to complete our initial business combination within the prescribed time frame and are forced to cease operations and ultimately liquidate, the per-share redemption amount received by stockholders may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking our initial business combination. If we were unable to conclude our initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of franchise and income taxes payable and net of up to $3.0 million, subject to adjustment, in interest income on the trust account balance previously released to us to fund working capital requirements, the per-share redemption amount received by stockholders would be $9.85, or $0.15 less than the per-unit offering price of $10.00 (or $9.83, or $0.17 less if the underwriters’ over-allotment option is exercised in full). Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire worthless if we liquidate before completing our initial business combination.

If we are unable to consummate our initial business combination, our public stockholders will be forced to wait, at a minimum, the full 21 months from the closing of this offering before receiving distributions from the trust account. A stockholder that needs to liquidate its investment, therefore, would have to sell its public shares or warrants, potentially at a loss.

We have until the date that is 21 months from the closing of this offering to consummate our initial business combination. If we are unable to consummate a business combination within 21 months from the closing of this offering, we will cease all operations except for the purpose of winding up, redeem our public shares, and dissolve and liquidate, as described in this prospectus. If our plan to redeem our public shares is not consummated for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, investors may be forced to wait beyond 21 months before they receive the return of their pro rata portion of the proceeds from our trust account. Except for the above redemption, we have no obligation to return funds to investors prior to the date of our liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their shares.

Our purchase of common stock in the open market may support the market price of the common stock and/or warrants during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the common stock and/or warrants.

If we seek stockholder approval of our initial business combination, prior to the consummation of our initial business combination, there could be released to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (3,000,000 shares, or 3,450,000 shares if the over-allotment option is exercised in full). These purchases could occur at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of material non-public information and will not be made during a restricted period under Regulation M under the Exchange Act. Consequently, if the market does not view our initial business combination positively, these purchases may have the effect of counteracting the market’s view of our initial business combination, which would otherwise be reflected in a decline in the market price of our securities. The termination of the support provided by these purchases may materially adversely affect the market price of our securities.

If we seek stockholder approval of our initial business combination, we, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from stockholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support.

If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, we may privately negotiate transactions to purchase shares after the closing of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In the event we are the buyer in such privately negotiated purchases, we could elect to use trust account proceeds to pay the purchase price in such transactions after the closing of our initial business combination.

In addition, in the event we seek stockholder approval of our business combination, we may make purchases of our common stock, in an amount up to 15% of the shares sold in this offering (3,000,000 shares, or 3,450,000 shares if the underwriters’ overallotment option is exercised in full), in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act, using funds held in the trust account so long as the price paid for such shares (inclusive of commissions) does not exceed the per-share amount then held in the trust account (approximately $9.85 per share or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full).

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the business combination or, where the purchases are made by our sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of our initial business combination that may not otherwise have been possible. In addition, purchases in the open market would provide liquidity to public stockholders in advance of the closing of our initial business combination.

Our purchases of common stock in the open market or in privately negotiated transactions would reduce the funds available to us after our initial business combination, may make it more difficult for us to list our common stock on a national securities exchange, and may have negative economic effects on stockholders from whom we do not purchase common stock in such private or public transactions.

If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, we may privately negotiate transactions to purchase shares after the closing of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. In addition, in the event we seek stockholder approval of our business combination, we may make purchases of our common stock, in an amount up to 15% of the shares sold in this offering (3,000,000 shares, or 3,450,000 shares if the underwriters’ overallotment option is exercised in full), in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act, using funds held in the trust account so long as the price paid for such shares does not exceed the per-share amount then held in the trust account (approximately $9.85 per share or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full).

As a consequence of such purchases:

•	the funds in our trust account that are so used will not be available to us after our initial business combination;

•	the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange if we determine to apply for such quotation or listing in connection with the business combination;

•	because the stockholders who sell their shares in a privately negotiated transaction or pursuant to open market transactions, as described above, may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise and income taxes payable, our remaining stockholders may bear the entire payment of such deferred commissions and accrued and unpaid taxes (as well as up to $100,000 of net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial business combination within 21 months from the closing of this offering). That is, if we seek stockholder approval of our initial business combination, the redemption price per share payable to public stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the franchise and income taxes payable than it would have been in the absence of such privately negotiated or open market transactions, and stockholders who do not elect to have their shares redeemed and remain our stockholders after the business combination will bear the economic burden of the entire deferred commissions and a larger percentage of the franchise and income taxes payable; and

•	the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by us at a premium.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of our consummation of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the restrictions described in this prospectus, and the redemption of our public shares if we are unable to consummate an initial business combination within 21 months from the closing of this offering. In no other circumstances will a stockholder have any right or interest of any kind in the trust account. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

We do not intend to establish an audit committee or a compensation committee until the consummation of an initial business combination. Until such time, no formal committee of independent directors will review matters related to our business, and such lack of review could negatively impact our business.

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of an initial business combination. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either committee. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses nor will there be a separate formal committee to review the reasonableness of expense reimbursement requests by anyone other than our board of directors, which includes persons who may seek such reimbursements. The absence of such committees to review the matters discussed above until the consummation of our initial business combination could negatively impact our operations and profitability.

Our securities will be quoted on the Over-the-Counter Bulletin Board quotation system, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange.

Our units, common stock and warrants will be traded in the over-the-counter market and will be quoted on the Over-the-Counter Bulletin Board quotation system, or the OTCBB, which is a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTCBB will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national securities exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5.0 million upon the consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us and the release of funds to us to purchase up to 15% of our public shares unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the shares of common stock redeemed and, in the event we seek stockholder approval of our business combination, we make purchases of our common stock in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act using available funds from the trust account, then the resources available to us for a business combination may be reduced. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

If the net proceeds of this offering not being held in the trust account, together with the up to $3.0 million, subject to adjustment, of interest in the trust account (net of franchise and income taxes payable) which may be released to us for working capital purposes, are insufficient to allow us to operate for the next 21 months, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, may not be sufficient to allow us to operate for the next 21 months, assuming that our initial business combination is not consummated during that time. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

The current low interest rate environment could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our franchise and income taxes and to complete our initial business combination.

Of the net proceeds of this offering, only $1.25 million will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses are in excess of $1.75 million, we may fund such amounts out of the $1.25 million not to be held in the trust account. In such case, the amount not held in the trust account would be less than $1.25 million by a corresponding amount. Conversely, in the event that the offering expenses are less than $1.75 million, the $1.25 million not held in the trust account would increase by a corresponding amount. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $3.0 million, subject to adjustment, of additional working capital we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay any franchise and income taxes that we may owe. The current low interest rate environment may make it more difficult for us to have sufficient funds available to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our sponsor or management team to operate or may be forced to liquidate. Neither our sponsor nor our management team is under any obligation to advance funds to us in such circumstances. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

Subsequent to our consummation of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If the size of the offering is increased, the portion of the trust account attributable to the proceeds of the sale of sponsor warrants will be allocated pro rata among a greater number of public shares, which will reduce the per-share amount payable to our public stockholders upon our liquidation or our stockholders’ exercise of redemption rights.

If the size of the offering is increased, there will be no corresponding increase in the number of sponsor warrants purchased by our sponsor. Accordingly, upon our liquidation or our stockholders’ exercise of redemption rights, the portion of the trust account attributable to the sale proceeds of the sponsor warrants ($5.0 million) will be spread pro rata across a greater number of public shares, which will reduce the per-share amount payable to each public stockholder. Assuming a 20% increase in the size of this offering, the per-share redemption or liquidation amount could decrease by as much as approximately $0.02 (or $0.03 if the underwriters’ over-allotment is option is exercised in full).

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than approximately $9.85 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as other claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete a business combination within the required time frame, or upon the exercise of a redemption right in connection with a business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by stockholders could be less than the $9.85 per share held in the trust account, including interest but net of any franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full), due to claims of such creditors. Mr. Hicks, our founder and chairman of the board, has agreed that upon our liquidation, he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $9.85 per share except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Hicks will not be responsible to the extent of any liability for such third party claims. However, we have not asked Mr. Hicks to reserve for such indemnification obligations and we cannot assure you that Mr. Hicks would be able to satisfy those obligations.

If the proceeds of the trust account become subject to a bankruptcy proceeding, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Our directors may decide not to enforce Mr. Hicks’ indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full) by claims that are covered by the indemnification obligations of Mr. Hicks and Mr. Hicks asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Hicks to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Hicks to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $9.85 per share by claims that are covered by the indemnification obligations of Mr. Hicks.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate a business combination. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, upon admission, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, by any of the persons referred to above could have a material adverse effect on our business and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate our initial business combination within 21 months from the closing of this offering may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following our 21st month in the event we do not consummate an initial business combination and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate our initial business combination within 21 months from the closing of this offering is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business combination and you will not be entitled to any of the corporate protections provided by such a meeting.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

In certain circumstances, our board of directors may be viewed as having breached its fiduciary duty to our creditors, thereby exposing it and us to claims of punitive damages.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to redeem our public shares for a per-share pro rata portion of the trust account in the event we do not consummate a business combination within 21 months from the closing of this offering, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. Although we have agreed to use our best efforts to file a registration statement registering such shares prior to the time the warrants become exercisable, an effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

No warrant held by a public stockholder will be exercisable and we will not be obligated to issue shares of common stock unless, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of the warrants is current and available and a related registration statement is effective and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. We cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, except pursuant to cashless exercise provisions in limited circumstances. We will not be required to settle any such warrant exercise. If the registration statement is not effective or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their permitted transferees can demand that we register the founder shares, our sponsor and its permitted transferees can demand that we register the sponsor warrants and the shares of common stock issuable upon exercise of the sponsor warrants and holders of warrants that may be issued upon conversion of working capital loans may demand that we register such warrants or the common stock issuable upon conversion of such warrants. The registration rights will be exercisable with respect to the founder shares and the sponsor warrants and the shares of common stock issuable upon exercise of such sponsor warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders are registered.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. However, some states may not permit us to register the shares issuable upon exercise of our warrants for sale. The value of the warrants will be greatly reduced if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. We have no obligation to issue cash, securities or other compensation in exchange for the warrants in the event that we are unable to register the shares underlying the warrants under applicable state securities laws, and the warrants may expire unexercised and unredeemed. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares underlying the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Since we have not yet selected a particular industry or target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate our initial business combination with a company in any industry and are not limited to any particular type of business, except that we will not effect a business combination with another blank check company or a similar type of company with nominal operations. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into a business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified proven track records, strong cash flow characteristics, strong competitive position, experienced management and diversified customer and supplier bases as general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. If we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if a stockholder vote is required by law, or we decide to hold a stockholder vote for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

Unlike most other blank check companies, we are not required to acquire a target with a valuation equal to a certain percentage of the amount held in the trust account. Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating an initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders.

Most blank check companies are required to consummate their initial business combination with a target whose value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for a business combination. Because we do not have the requirement that a target business have a minimum fair market enterprise value equal to a certain percentage of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. In addition, we may consummate a business combination with a target whose enterprise value is significantly less than the amount of money held in the trust account, thereby resulting in our ability to use the remaining funds in the trust account to make additional acquisitions without seeking stockholder approval or providing redemption rights.

Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating an initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders, which would be the case if we pay too much for the business combination target.

We are not required to obtain an opinion from an independent investment banking firm, and consequently you may have no assurance from an independent source, that the price we are paying for the business is fair to our company from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value and fairness based on standards generally accepted by the financial community. The application of such standards would involve a comparison, from a valuation standpoint, of our business combination target to comparable public companies, as applicable, and a comparison of our contemplated transaction with such business combination target to other then-recently announced comparable private and public company transactions, as applicable. The application of such standards and the basis of the our board of directors’ determination will be discussed and disclosed in our tender offer or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional common or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination, which would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation authorizes the issuance of up to 500,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 501,000,000 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued shares of common stock available for issuance. We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. In addition, in the event we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, we may make purchases of our common stock, in an amount up to 15% of the shares sold in this offering, in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act. If such business combination is not consummated, these purchases would have the effect of reducing the funds available in the trust account for future business combinations.

We are dependent upon Mr. Hicks and his loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, upon our founder and chairman of the board, Mr. Hicks. We believe that our success depends on the continued service of Mr. Hicks, at least until we have consummated a business combination. In addition, Mr. Hicks is not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, Mr. Hicks. The unexpected loss of the services of Mr. Hicks could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may not join us following our initial business combination. The loss of our key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with our initial business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of a business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect a business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting a business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition target may resign upon consummation of a business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of a business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following a business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities, engaged in business activities similar to those intended to be conducted by us. In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $100 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have. All of our officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

In addition, our officers may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 21 months from the closing of this offering. Our officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary, or financial, interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary, or financial, interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may enter into an initial business combination with a target business that is affiliated with our sponsor, directors or officers, which could create a conflict of interest between our sponsor or such directors or officers, on one hand, and us or our stockholders on the other.

We are not prohibited from pursuing an initial business combination with a target business that is affiliated with our sponsor, directors or officers. If we pursue such a business combination, we, or a committee of our independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that our initial business combination is fair to our company from a financial point of view, but our public stockholders will have no assurance that a different business combination would not have been more profitable.

Since our sponsor will lose its entire investment in us if a business combination is not consummated and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

In June 2010, our sponsor purchased an aggregate of 3,285,714 founder shares for an aggregate purchase price of $25,000, or approximately $0.0076 per share, 32,856 of which were transferred to William A. Montgomery and William F. Quinn in July 2010 (which includes up to 428,571 shares that are subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full) that will be worthless if we do not consummate a business combination. Our sponsor has committed to purchase 6,666,667 sponsor warrants, each exercisable for one share of our common stock at $12.00 per share, for a purchase price of $5.0 million, or $0.75 per warrant, that will also be worthless if we do not consummate a business combination. In addition, the founder earnout shares (equal to 2.5% of our issued and outstanding shares immediately after this offering) will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of our initial business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing an initial business combination. Consequently, the discretion of our officers and directors in identifying and selecting a suitable target business combination may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business combination are appropriate and in the best interest of our public stockholders.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial business combination. The incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. To the extent that the amount of our debt increases, the impact of the negative effects listed above may also increase.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering will provide us with approximately $197.0 million (or approximately $226.25 million if the underwriters’ over-allotment option is exercised in full) that we may use to complete a business combination.

We may effect an initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effect a business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination.

We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate an initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to consummate our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effect our initial business combination with a privately held company. By definition, very little public information exists about private companies. In a business combination with a private company, we would be required to rely on the ability of our management to obtain adequate information about the target and we may have limited ability to conduct due diligence. As a result, we could be required to make our decision on whether to pursue a potential business combination on the basis of limited information, which may result in our consummation of a business combination with a company that is not as profitable as we suspected, if at all. Furthermore, the relative lack of information about a private company may hinder our ability to properly assess the value of such a company in relation to public company comparables, in which case we may pay too much to acquire a private company in our initial business combination.

If we attempt to consummate a business combination with a private company, we may be required to expend substantial sums in order to bring such company into compliance with the various reporting requirements applicable to public companies, and such efforts may harm our operating results or be unsuccessful altogether.

A private company target will not be subject to many of the requirements applicable to public companies, including Section 404 of the Sarbanes-Oxley Act of 2002, and the number and qualifications of a private company’s finance and accounting staff may not be adequate to comply with such requirements. Furthermore, we may not have the ability to conduct a formal evaluation of a private company’s internal controls over financial reporting prior to the consummation of a business combination with such company. If a private target company’s finance and accounting staff or internal controls over financial reporting are inadequate, we may be required to hire additional staff and incur substantial legal and accounting costs to address such inadequacies.

Moreover, we cannot be certain that our remedial measures will be effective. Any failure to implement required or improved controls, or difficulties encountered in their implementation, could harm our operating results or increase our risk of material weaknesses in internal controls.

We may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we will become the controlling stockholder of the target or are otherwise not required to register as an investment company under the Investment Company Act. Other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

Unlike many other blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate a business combination with which a substantial majority of our stockholders do not agree.

Since we have no specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by most blank check companies. Traditionally, blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. As a result, we may be able to consummate a business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we hold a stockholder vote to approve our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to us or our sponsor, officers, directors, advisors or their affiliates. In no event, however, will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If we enter into an acquisition agreement with a prospective target that requires as a closing condition to our initial business combination that we maintain a minimum net worth or certain amount of cash that is greater than $5,000,001, we will communicate the details of the closing condition to our public stockholders through our tender offer or proxy solicitation materials, as applicable, and we will limit redemptions to an amount that permits us to satisfy such a closing condition. If a redemption of our public shares would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the warrants is higher than is typical in many similar blank check companies. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $12.00 per share. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

In order to effect a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our certificate of incorporation or governing instruments in a manner that will make it easier for us to consummate a business combination that our stockholders may not support.

In order to effect a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our charter or governing instruments in order to effect our initial business combination.

Certain provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity may be amended with the approval of at least 65% of our outstanding common stock, which is a lower amendment threshold than that of most blank check companies. It may be easier for us, therefore, to amend our certificate of incorporation to facilitate the consummation of an initial business combination that our stockholders may not support.

Most blank check companies have a provision in their charter that prohibits the amendment of certain of its provisions that relate to pre-business combination activity without approval by a certain percentage of the company’s stockholders. Typically, amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our amended and restated certificate of incorporation provides that its provisions related to pre-business combination activity may be amended if approved by holders of at least 65% of our outstanding common stock. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation that govern our pre-business combination behavior more easily than other blank check companies, and this may increase our ability to consummate a business combination with which you do not agree.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public stockholders may receive less than $10.00 per share on our redemption, and our warrants will expire worthless.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us for a business combination, will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate our initial business combination we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our sponsor controls a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our sponsor, which is an entity controlled by Thomas O. Hicks, our founder and chairman of the board, will own 12.375% of the issued and outstanding shares of our common stock (assuming it does not purchase any units in this offering and it is not required to forfeit its founder earnout shares, as described in this prospectus). Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected at each annual meeting of stockholders. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor will continue to exert control at least until the consummation of our initial business combination. Neither our sponsor nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.0076 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 86.6% or $8.66 per share (the difference between the pro forma net tangible book value per share of $1.34 and the initial offering price of $10.00 per unit).

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Transfer & Stock Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such adverse amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period, provide for redemption of warrants or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last sales price of our common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third business day before we send the notice of such redemption to the warrant holders provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Redemption of the outstanding warrants could force you:

•	to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so;

•	to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or

•	to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

None of the sponsor warrants will be redeemable by us so long as they are held by the sponsor or its permitted transferees.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 20,000,000 shares of our common stock (or up to 23,000,000 shares of common stock if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement 6,666,667 sponsor warrants, each exercisable to purchase one share of common stock at $12.00 per share. The sponsor warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor or its permitted transferees:

•	they will not be redeemable by us;

•	they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the sponsor until 30 days after the completion of our initial business combination; and

•	they may be exercised by the holders on a cashless basis.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the offering may vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. You may be unable to sell your securities unless a market can be established and sustained. Moreover, if the closing of the offering does not occur the offering will be withdrawn, all subscriptions for the units will be disregarded, any allotments made will be deemed not to have been made and any subscription payments made will be annulled.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 21-month time frame.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We will offer and sell the units to retail customers only in Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island, South Dakota, Virginia, Wisconsin and Wyoming. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in the offering. We may offer and sell the units to institutional investors in every state except Idaho in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting — State Blue Sky Information” below.

Compliance obligations under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effect a business combination, require substantial financial and management resources and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2011. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete a business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

There may be tax consequences to our business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 18. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 20,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsor warrants (all of which will be deposited into the trust account), will be as set forth in the following table.

	Without Over-	Over-Allotment
	Allotment Option	Option Exercised

Gross proceeds
Gross proceeds from units offered to public(1)	$200,000,000	$230,000,000
Gross proceeds from sponsor warrants offered in the private placement	5,000,000	5,000,000

Total gross proceeds	$205,000,000	$235,000,000

Offering expenses(2)
Underwriting commissions (2.5% of gross proceeds from units offered to public, excluding deferred portion)(3)	$5,000,000	$5,750,000
Legal fees and expenses	500,000	500,000
Printing and engraving expenses	80,000	80,000
Accounting fees and expenses	200,000	200,000
Blue Sky filing fees	40,000	40,000
SEC/FINRA Expenses	60,500	60,500
Fee payable to The Klein Group(3)	100,000	100,000
Travel and roadshow	75,000	75,000
Directors and officers insurance	600,000	600,000
Miscellaneous expenses	94,500	94,500

Total offering expenses	$6,750,000	$7,500,000

Proceeds after offering expenses	$198,250,000	$227,500,000

Held in trust account(4)	$197,000,000	$226,250,000
% of public offering size	98.5	98.3
Not held in trust account	$1,250,000	$1,250,000

Use of net proceeds not held in trust account and up to an additional $3.0 million, subject to adjustment, of interest earned on our trust account (net of income and franchise taxes payable) that may be released to us to cover operating expenses(5)

	Amount	% of Total

Legal, accounting, due diligence, travel and other expenses in connection with any business combination	$2,675,000	63.0%
Legal and accounting fees related to regulatory reporting obligations	525,000	12.4%
Payment for office space, administrative and support services	210,000	4.9%
Printing	80,000	1.9%
Consulting and travel for search for business combination target	350,000	8.2%
Working capital to cover miscellaneous expenses	410,000	9.6%

Total	$4,250,000	100%

(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful consummation of our initial business combination.

(2)	In addition, a portion of the offering expenses have been paid from the proceeds of a $225,000 loan from Mr. Hicks, as described in this prospectus. This loan will be repaid upon consummation of this offering out of the $1.75 million of offering proceeds that has been allocated for the payment of offering expenses.

In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(3)	We have engaged The Klein Group to provide advisory services in connection with this offering and our initial business combination. The Klein Group will receive $100,000 upon the consummation of the offering and reimbursement of up to $15,000 of expenses. The Klein Group will also receive $300,000 upon the closing of our initial business combination.

(4)	The underwriters have agreed to defer approximately $5.0 million of their underwriting commissions (or approximately $5.75 million if the underwriters’ over-allotment option is exercised in full), which equals 2.5% of the gross proceeds from the units offered to the public, until consummation of our initial business combination. Upon consummation of our initial business combination, approximately $5.0 million, which constitutes the underwriters’ deferred commissions (or approximately $5.75 million if the underwriters’ over allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us.

(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount of interest available to us from the trust account may be less than $3.0 million as a result of the current interest rate environment.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

A total of approximately $5.0 million (or approximately $5.75 million if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the sponsor warrants described in this prospectus, including approximately $5.0 million (or approximately $5.75 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions will be placed in a trust account at JP Morgan Chase Bank with Continental Stock Transfer & Trust Company, as trustee and will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Except for a portion of the interest income that may be released to us to pay any income and franchise taxes and to fund our working capital requirements, as discussed below, and any amounts necessary to purchase up to 15% of our public shares, none of the funds held in the trust account will be released until the earlier of the completion of our initial business combination and the redemption of 100% of our public shares if we are unable to consummate a business combination within 21 months from the closing of this offering (subject to the requirements of law).

If we elect to increase the initial amount held in the trust account from approximately $9.85 per unit, such increase would be funded by an increase in the amount of the deferral of the underwriting commissions payable in connection with this offering, an increase in the number of sponsor warrants to be purchased by our sponsor at a price of $0.75 per warrant and/or a reduction from the $1.25 million initially available to us for working capital that is not held in the trust account. Public stockholders would own a smaller percentage of our outstanding common stock on a fully diluted basis to the extent that our sponsor purchases additional warrants.

We believe that amounts not held in the trust account, as well as the interest income of up to $3.0 million, subject to adjustment, earned on the trust account balance (net of franchise and income taxes payable) that may be released to fund our working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is less than $3.0 million as a result of the current interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. To the extent that the underwriters exercise their over-allotment option, the maximum amount of interest income we may withdraw from the trust account will proportionately increase. In addition, if the size of this offering is increased or decreased, it would result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. We will use such a proportionate increase in interest income to cover our working capital expenses. While we currently do not know what our future working capital expenses will be and while they will not necessarily be proportionate to the size of the offering, we believe that any additional interest income released to us would facilitate our ability to finance the exploration and consideration of a greater number of potential acquisition targets.

Commencing on the closing of this offering, we have agreed to pay Hicks Holdings Operating LLC, an entity owned and controlled by Thomas O. Hicks, our founder and chairman of the board, a total of $10,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by Mr. Hicks for our benefit and is not intended to provide Mr. Hicks compensation in lieu of salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

As of the date of this prospectus, Mr. Hicks, our founder and chairman of the board, has advanced to us a total of $225,000 to be used for a portion of the expenses of this offering. These advances are non-interest bearing, unsecured and are due at the earlier of December 31, 2010 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the $1.75 million of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, prior to the consummation of our initial business combination, there could be released to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (3,000,000 shares, or 3,450,000 shares if the underwriters’ over-allotment option is exercised in full). These purchases could occur at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $9.85 per share or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full). We can purchase any or all of the 3,000,000 shares (or 3,450,000 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then-current market price of our common stock and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then-current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block a business combination regardless of its merits by making it difficult to obtain the approval of such business combination by the vote of a majority of the outstanding shares of common stock voted.

If we hold a stockholder vote to approve our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, we may enter into privately negotiated transactions to purchase public shares from stockholders after consummation of the initial business combination with proceeds from our trust account. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium may not be in the best interest of the remaining stockholders, who will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium.

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If we enter into an acquisition agreement with a prospective target that requires as a closing condition to our initial business combination that we maintain a minimum net worth or certain amount of cash that is substantially greater than $5,000,001, we will communicate the details of the closing condition to our public stockholders through our tender offer or proxy solicitation materials, as applicable, and we will limit redemptions to an amount that permits us to satisfy such a condition. If a redemption of our public shares would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption or the related business combination and may instead search for an alternate business combination.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. Interest income of up to $3.0 million, subject to adjustment, on the trust account balance (net of franchise and income taxes payable) may be released to us from the trust account to fund a portion of our working capital requirements.

A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of our consummation of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the restrictions described in this prospectus, and the redemption of our public shares if we are unable to consummate an initial business combination within 21 months from the closing of this offering. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of a business combination. In addition, initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate a business combination within 21 months from the closing of this offering. However, if our initial stockholders, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate a business combination within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ ownership at 12.5% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the sponsor warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. In addition, such calculation does not reflect any dilution associated with purchases we may make prior to the consummation of our initial business combination of up to 15% of the shares sold in this offering using the trust proceeds or privately negotiated purchases we may make in connection with our initial business combination. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At June 16, 2010, our net tangible book value was a deficiency of $(85,000), or approximately $(0.03) per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the sponsor warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at June 16, 2010 would have been $5,000,001 or $1.34 per share, representing an immediate increase in net tangible book (as decreased by the value of the approximately 19,113,705 shares of common stock that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) value of $1.37 per share to our sponsor as of the date of this prospectus and an immediate dilution of $8.66 per share or 86.6% to our public stockholders not exercising their redemption rights.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.03)
Increase attributable to public stockholders	8.49
Decrease attributable to public shares subject to redemption	(7.12)

Pro forma net tangible book value after this offering and the sale of the sponsor warrants		$1.34

Dilution to public stockholders		$8.66

The following table sets forth information with respect to our initial stockholders and the public stockholders:

					Average
	Shares Purchased		Total Consideration		Price
	Number	Percentage	Amount	Percentage	per Share

Initial Stockholders	2,857,143	12.5%	$25,000	0.01%	$0.01
Public Stockholders	20,000,000	87.5%	200,000,000	99.99%	$10.00

	22,857,143	100.0%	$200,025,000	100.0%	$8.75

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(85,000)
Proceeds from this offering and sale of the sponsor warrants, net of expenses	198,250,000
Offering costs excluded from net tangible book value before this offering	105,000
Less: deferred underwriters’ commissions payable	(5,000,000)
Less: amount of common stock subject to redemption to maintain net tangible assets of $5,000,001	(188,269,999)

$5,000,001

Denominator:
Shares of common stock outstanding prior to this offering	3,285,714
Shares forfeited if over-allotment is not exercised	(428,571)
Shares of common stock included in the units offered	20,000,000
Less: shares subject to redemption to maintain net tangible assets of $5,000,001	(19,113,705)

3,743,438

CAPITALIZATION

The following table sets forth our capitalization at June 16, 2010 and as adjusted to give effect to the sale of our units and the sponsor warrants and the application of the estimated net proceeds derived from the sale of such securities:

	June 16, 2010
	Actual	As Adjusted(1)

Deferred underwriting commissions	$—	$5,000,000
Notes payable to affiliate(2)	225,000	—
Common stock, subject to redemption(3)	—	188,269,999
Stockholder’s equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 3,285,714 shares issued and outstanding, 23,285,714 shares issued and 22,857,143 outstanding, as adjusted	329	2,286	(4)
Additional paid-in capital	24,671	5,002,715
Deficit accumulated during the development stage	(5,000)	(5,000)

Total stockholder’s equity	20,000	5,000,001

Total capitalization	$245,000	$198,270,000

(1)	Includes the $5.0 million we will receive from the sale of the sponsor warrants.

(2)	Note payable to affiliate is a promissory note issued in the amount of $225,000 in the aggregate to Thomas O. Hicks. The note is non-interest bearing and is payable on the earlier of December 31, 2010 or the consummation of this offering.

(3)	Upon the consummation of our initial business combination, we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less franchise and income taxes payable, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001.

(4)	Assumes the over-allotment option has not been exercised and an aggregate of 428,571 founder shares held by our initial stockholders have been forfeited, but no forfeiture of the founder earnout shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

We are a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. Our management team is engaged in the private equity business and evaluates various acquisition opportunities from time to time in connection with their ordinary course of business. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination, except that we will not effect a business combination with another blank check company or a similar type of company with nominal operations. Nor are we prohibited from entering into a business combination with a target business that is an affiliate of our sponsor, directors or officers, although we do not intend to do so. We intend to effect our initial business combination using cash from the proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at June 16, 2010, we had $250,000 in cash and deferred offering costs of $105,000. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Our management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to our sponsor and a loan from Mr. Hicks, our founder and chairman of the board, in the amount of $225,000. We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses of approximately $1.75 million, but including deferred underwriting commissions of approximately $5.0 million (or approximately $5.75 million if the underwriters’ over-allotment option is exercised in full), and the sale of the sponsor warrants for a purchase price of $5.0 million will be approximately $198.25 million (or approximately $227.5 million if the underwriters’ over-allotment option is exercised in full). Approximately $197.0 million (or approximately $226.25 million if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, which includes approximately $5.0 million (or approximately $5.75 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions. The remaining $1.25 million will not be held in the trust account. In the event that our offering expenses are in excess of $1.75 million, we may fund such amounts out of the $1.25 million not to be held in the trust account. In such case, the amount not held in the trust account would be less than $1.25 million by a corresponding amount. Conversely, in the event that the offering expenses are less than $1.75 million, the $1.25 million not held in the trust account would increase by a corresponding amount.

We may use substantially all of the funds held in the trust account (net of franchise and income taxes payable and deferred underwriting commissions) to consummate our initial business combination, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the initial business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business combination, or the purchase price together with funds used for redemption is less than the amount in the trust account, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions or pursue our growth strategies.

We will use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and consummate a business combination. To the extent that the underwriters exercise their over-allotment option, the maximum amount of interest income we may withdraw from the trust account will proportionately increase. In addition, if the size of this offering is increased or decreased, it would result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

We expect our primary liquidity requirements prior to the consummation of our initial business combination or our liquidation to include approximately $2.68 million for legal, accounting and other expenses associated with structuring, negotiating and documenting successful business combinations; $210,000 for office space, administrative services and support payable to Hicks Holdings Operating LLC, an entity controlled by Thomas O. Hicks, our founder and chairman of the board, representing $10,000 per month for up to 21 months; $525,000 for legal and accounting fees related to regulatory reporting requirements; $80,000 for printing; $350,000 for consulting and travel for the search for a business combination target; and approximately $410,000 for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section of this prospectus entitled “Use of Proceeds.”

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in the trust account to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $3.0 million, subject to adjustment, on the trust account (net of franchise and income taxes payable) that may be available to us to fund such expenditures along with any loans from our sponsor, affiliates of our sponsor, our directors or our officers, as discussed above. If our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than $3.0 million as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2011. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

In June 2010, our sponsor purchased an aggregate of 3,285,714 founder shares for an aggregate purchase price of $25,000, or approximately $0.0076 per share. In July 2010, our sponsor transferred an aggregate of 32,856 founder shares to William A. Montgomery and William F. Quinn, each of whom has agreed to serve on our board of directors upon the closing of this offering. Thomas O. Hicks, our founder and chairman of the board, is the sole member of HH-HACII GP, LLC, the general partner of our sponsor. In addition, Mr. Hicks, Robert M. Swartz, our president and chief executive officer, Christina Weaver Vest, our chief financial officer and a senior vice president of our company, Eric C. Neuman, a senior vice president of our company, Curt Crofford, a vice president of our company, Thomas O. Hicks, Jr., our secretary and a vice president of our company, and Mack H. Hicks, a vice president of our company, are each limited partners of our sponsor.

As of the date of this prospectus, Mr. Hicks has advanced on our behalf a total of $225,000 for payment of offering expenses. This advance is non-interest bearing, unsecured and is due at the earlier of December 31, 2010 or the closing of this offering. This loan will be repaid upon the closing of this offering out of the

$1.75 million of offering proceeds that has been allocated for the payment of offering expenses. We are also obligated, on the date of this prospectus, to pay Hicks Holdings Operating LLC, an entity controlled by Mr. Hicks, a monthly fee of $10,000 for office space and general administrative services.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The holders of such warrants (and the underlying shares) would have demand and “piggy-back” registration rights with respect to such securities. We will bear the costs and expenses of filing any such registration statements. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our sponsor has committed to purchase an aggregate of 6,666,667 sponsor warrants at a price of $0.75 per warrant ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of our common stock at $12.00 per share. Our sponsor will be permitted to transfer the sponsor warrants held by it to our officers and directors, and other persons or entities affiliated with our sponsor, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable by the sponsor until 30 days after the completion of our initial business combination. The sponsor warrants will be non-redeemable so long as they are held by the sponsor or its permitted transferees. The sponsor warrants may also be exercised by the sponsor or its permitted transferees for cash or on a cashless basis. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Pursuant to a registration rights agreement we will enter into with our initial stockholders on or prior to the date of this prospectus, we may be required to register certain securities for sale under the Securities Act. These stockholders are entitled under the registration rights agreement to make up to three demands, excluding short form registration demands, that we register certain of our securities held by them for sale under the Securities Act. In addition, these stockholders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. In the case of the founder shares, the lock-up period terminates upon the earlier of one year after the completion of our initial business combination (or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination) and the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In the case of the sponsor warrants and the respective common stock underlying such warrants, the lock up period terminates 30 days after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 16, 2010, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination, except that we will not effect a business combination with another blank check company or a similar type of company with nominal operations. Nor are we prohibited from entering into a business combination with a target business that is an affiliate of our sponsor, directors or officers, although we do not intend to do so. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Business Strategy

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Established Companies with Proven Track Records. We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies.

•	Companies with Strong Free Cash Flow Characteristics. We will seek to acquire companies that have a history of strong, stable free cash flow generation (i.e. companies that typically generate cash in excess of that required to maintain or expand the business’s asset base). We will focus on companies that have predictable, recurring revenue streams and an emphasis on low capital expenditure requirements. An example of such a company could be one that typically sells its inventory, is paid on time by its customers on a generally predictable basis and does not need to materially acquire or upgrade physical assets on a regular basis.

•	Strong Competitive Industry Position. We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•	Experienced Management Team. We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement, not replace the target’s management team.

•	Diversified Customer and Supplier Base. We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed is this prospectus, would be in the form of tender offer or proxy solicitation materials, as applicable, that we would file with the SEC.

Competitive Strengths

We believe we have the following competitive strengths:

Management Expertise

We will seek to capitalize on the significant investing experience of our management team, including the 38 years of private equity expertise of Thomas O. Hicks, our founder and chairman of the board. Since 2005, Mr. Hicks has served as the chairman of Hicks Holdings LLC, a holding company for real estate, private equity and sports investments of Mr. Hicks and his family. Mr. Hicks co-founded Hicks, Muse, Tate & Furst, a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as its chairman from 1989 through 2004. During Mr. Hicks’ tenure as Chairman, Hicks Muse raised over $12 billion of private equity funds, consummated over $50 billion of leveraged acquisitions, and was one of the most active private investment firms in the country. Mr. Hicks also co-founded and served as co-chief executive officer of the leveraged buyout firm, Hicks & Haas, from 1984 to 1989.

Mr. Hicks and affiliates are also, directly or indirectly, the controlling shareholders of Latrobe Specialty Steel Company, a specialty steel manufacturer; DirecPath, a company that provides bundled DIRECTV programming, broadband voice and data services, security and other locally based services to multiple dwelling units across the United States; Ocular LCD, Inc., a designer, manufacturer and marketer of high-performance liquid crystal displays, modules and systems; Grupo Pilar, an animal and pet food company in Argentina; Anvita, Inc., a provider of decision support systems for healthcare professionals; the National Hockey League’s Dallas Stars; and a 50% interest in the English Premier League’s Liverpool Football Club. A sale of Major League Baseball’s Texas Rangers, formerly held by Mr. Hicks and his affiliates, was recently completed through a court-supervised auction process under Chapter 11 of the U.S. Bankruptcy Code. Mr. Hicks, together with Mr. Swartz, our president and chief executive officer, Ms. Vest, our chief financial officer and a senior vice president of our company, Mr. Neuman, a senior vice president of our company, Mr. Crofford, a vice president of our company, Thomas O. Hicks, Jr., our secretary and a vice president, and Mack H. Hicks, a vice president, have substantial experience in identifying, acquiring and operating a wide variety of businesses. Together, they have nearly 100 years of aggregate private equity investing experience. We will seek to acquire a business whose operations can be improved and enhanced with our capital resources and where there are substantial opportunities for both organic and acquisition growth. We are not limited to a particular industry, geographic region or minimum transaction value for purposes of consummating an initial business combination, except that we will not effect a business combination with another blank check company or a similar type of company with nominal operations.

Prior Blank Check Company Experience

All of our directors and senior executive officers were officers or directors of HACI, a blank check company, which conducted an initial public offering in September 2007 and consummated a business combination with Resolute Energy Corporation on September 25, 2009. Our executive officers played a key role throughout the business combination transaction for HACI including assisting in identifying numerous suitable acquisition candidates, including the ultimate target, and assisting in the proxy solicitation of stockholder approval for such acquisition. We believe our management’s prior acquisition experience with a blank check company represents a significant competitive strength.

Status as a public company

We believe our structure as a public company will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Effecting our initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effect our business combination using cash from the proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of a target business. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our common stock, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Because, unlike many other blank check companies, we do not have the limitation that a target business have a minimum fair market enterprise value of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial business combination, we will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We will provide our stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.85 per share, or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of a business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Unlike many other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we intend to consummate our initial business combination and conduct the redemptions without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for business or other legal reasons, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate a business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effect an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our notice disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. In the absence of a requirement by law, we would not seek separate stockholder approval of such financing inasmuch as the financing portion of any initial business combination would be disclosed in our notice materials. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. Further, we do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend upon the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of Mr. Hicks, our founder and chairman of the board, and as a result of the transaction with Resolute Energy Corporation. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is), other than $10,000 per month for office space and administrative services payable to Hicks Holdings Operating LLC, an entity owned and controlled by Mr. Hicks, our founder and chairman of the board. None of our sponsor, officers, directors and any of their respective affiliates will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective acquisition target in connection with a contemplated acquisition of such target by us. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criteria in our selection process of an acquisition candidate.

While we do not intend to pursue an initial business combination with a target business that is affiliated with our sponsor, officers, or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a target business, we, or a committee of our independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA that such an initial business combination is fair to our company from a financial point of view. Generally, such opinion is rendered to a company’s board of directors, or a committee of independent directors, and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value and fairness based on standards generally accepted by the financial community. The application of such standards would involve a comparison, from a valuation standpoint, of our business combination target to comparable public companies, as applicable, and a comparison of our contemplated transaction with such business combination target to other then-recently announced comparable private and public company transactions, as applicable. The application of such standards and the basis of the our board of directors’ determination will be discussed and disclosed in our tender offer or proxy solicitation materials, as applicable, related to our initial business combination.

Selection of a target business and structuring of our initial business combination

Because, unlike many other blank check companies, we do not have the limitation that a target business have a minimum fair market enterprise value of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. However, we will only consummate an initial business combination in which we become the controlling shareholder of the target or are otherwise not required to register as an investment company under the Investment Company Act. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Lack of business diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike many other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the ability to approve a business combination

We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek stockholder approval before we effect our initial business combination as not all business combinations require stockholder approval under applicable state law. However, we may conduct a stockholder vote, if it is required by law, or we decide to hold such vote for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval would be required under Delaware law for each such transaction.

Whether Stockholder
Type of Transaction	Approval is Required

Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Permitted purchases of our securities

If we hold a stockholder vote to approve our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, prior to the consummation of a business combination, there could be released to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (3,000,000 shares, or 3,450,000 shares if the underwriters’ over-allotment option is exercised in full). These purchases could occur at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the stockholder meeting to approve the initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (approximately $9.85 per share or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full). We can purchase any or all of the 3,000,000 shares (or 3,450,000 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then-current market price of our common stock and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our common stock and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block a business combination regardless of its merits by making it difficult to obtain the approval of such business combination by the vote of a majority of the outstanding shares of common stock voted.

Redemption rights for public stockholders upon consummation of our initial business combination

We will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $9.85 per share, or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of a business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Unlike many other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even if not required by law, we intend to consummate our initial business combination and conduct the redemptions without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for business or other legal reasons, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination.

Traditionally, blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no such specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by most blank check companies. In no event, however, will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If we enter into an acquisition agreement with a prospective target that requires as a closing condition to our initial business combination that we maintain a minimum net worth or certain amount of cash that is substantially greater than $5,000,001, we will communicate the details of the closing condition to our public stockholders through our tender offer or proxy solicitation materials, as applicable, and we will limit redemptions to an amount that permits us to satisfy such a closing condition. If a redemption of our public shares would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination.

Conduct of redemption pursuant to tender offer rules

When we conduct the redemptions upon consummation of our initial business combination in compliance with the tender offer rules, the redemption offer will be made to all of our stockholders, not just our public stockholders. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of a business combination.

Submission of our initial business combination to a stockholder vote

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with redemption rights upon consummation of our initial business combination. Public stockholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less franchise and income taxes payable, provided that such stockholders follow the specific procedures for redemption that will be set forth in the proxy statement relating to the stockholder vote on a proposed initial business combination. Unlike many other blank check companies, our public stockholders would not be required to vote against our initial business combination in order to exercise their redemption rights. If our initial business combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

If we submit our initial business combination to our stockholders for approval, our initial stockholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination. In addition, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of a business combination.

In the event we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, we may privately negotiate transactions to purchase shares after the closing of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. Our sponsor, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. In addition, in the event we seek stockholder approval of our business combination, we may make purchases of our common stock, in an amount up to 15% of the shares sold in this offering (3,000,000 shares, or 3,450,000 shares if the underwriters’ overallotment option is exercised in full), in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act, using funds held in the trust account so long as the price paid for such shares (inclusive of commissions) does not exceed the per-share amount then held in the trust account (approximately $9.85 per share or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full). Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account. In the event that we are the buyer in such privately negotiated purchases, we could elect to use trust account proceeds to pay the purchase price in such transactions after the closing of our initial business combination.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of our initial business combination or, where the purchases are made by our sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of a business combination that may not otherwise have been possible.

As a consequence of such purchases:

•	the funds in our trust account that are so used will not be available to us after the business combination;

•	the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange;

•	because the stockholders who sell their shares in a privately negotiated transaction or pursuant to market transactions as described above may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise or income taxes payable, our remaining stockholders may bear the entire payment of such deferred commissions and franchise and income taxes payable (as well as up to $100,000 of net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial business combination within 21 months from the closing of this offering). That is, if we seek stockholder approval of our initial business combination, the redemption price per share payable to public stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the deferred underwriting commissions and franchise and income taxes payable than it would have been in the absence of such privately negotiated or market transactions, and stockholders who do not elect to have their shares redeemed and remain our stockholders after the business combination will bear the economic burden of the deferred commissions and franchise and income taxes payable because such amounts will be payable by us; and

•	the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by us at a premium.

Our sponsor, officers, directors and/or their affiliates anticipate that they will identify the stockholders with whom the sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy solicitation materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Pursuant to the terms of such arrangements, any shares so purchased by our sponsor, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to consummate a proposed business combination by potentially reducing the number of shares redeemed for cash or voted against the proposed business combination.

Limitation on redemption rights upon consummation of a business combination if we seek a stockholder vote

Notwithstanding the foregoing, if we hold a stockholder vote to approve our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in this offering. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares for or against a business combination.

Tendering stock certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, the company would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “redemption” right surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of a business combination.

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not consummated, we may continue to try to consummate a business combination with a different target until 21 months from the closing of this offering. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account, less franchise and income taxes payable, provided that such stockholders follow the specific procedures for redemption that will be set forth in the tender offer or proxy solicitation materials, as applicable. If the proposed business combination is not consummated then a stockholder’s election to exercise its redemption rights will not be honored, and such redemption will not be entitled to a cash payment, even if such redemption right was properly exercised.

Redemption of common stock and liquidation if no initial business combination

Our sponsor, officers and directors have agreed that we will have only 21 months from the closing of this offering to consummate our initial business combination. If we are unable to consummate a business combination within such 21-month period, we will:

•	cease all operations except for the purpose of winding up;

•	as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses, divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to holders of our common stock under Delaware law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate;

subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time period for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs.

Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate a business combination within 21 months from the closing of this offering. However, if our sponsor, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate a business combination within the required time period. There will be no liquidating distributions with respect to our warrants, which will expire worthless in the event we do not consummate a business combination within the 21-month time period. We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1.25 million of proceeds held outside the trust account and from the up to $3.0 million, subject to adjustment, in interest income on the balance of the trust account (net of franchise and income taxes payable) that will be released to us to fund our working capital requirements, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay franchise and income taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $9.85 (or approximately $9.83 if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be less than approximately $9.85, plus interest (net of any franchise and income taxes payable). Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as other claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, Mr. Hicks, our founder and chairman of the board, has agreed that upon our liquidation, he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Hicks will not be responsible to the extent of any liability for such third party claims. We cannot assure you, however, that Mr. Hicks would be able to satisfy those obligations.

In the event that the proceeds in the trust account are reduced below $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full) by claims that are covered by the indemnification obligations of Mr. Hicks upon our liquidation, and Mr. Hicks asserts that he is unable to satisfy any applicable obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Hicks to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Hicks to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to such claims the actual value of the per-share redemption price will not be less than $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full).

We will seek to reduce the possibility that Mr. Hicks will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Mr. Hicks will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1.25 million from the proceeds of this offering, and the up to $3.0 million, subject to adjustment, in interest income on the balance of the trust account (net of franchise and income taxes payable) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses are in excess of $1.75 million, we may fund such amounts out of the $1.25 million not to be held in the trust account. In such case, the amount not held in the trust account would be less than $1.25 million by a corresponding amount. Conversely, in the event that the offering expenses are less than $1.75 million, the $1.25 million not held in the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate our initial business combination within 21 months from the closing of this offering may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in

Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate our initial business combination within 21 months from the closing of this offering is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

If we are unable to consummate a business combination within such 21-month period, we will:

•	cease all operations except for the purpose of winding up;

•	as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses, divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to holders of our common stock under Delaware law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate;

subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 21st month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Further, Mr. Hicks may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $9.85 per share (or approximately $9.83 per share if the underwriters’ over-allotment option is exercised in full) by claims that are covered by the indemnification obligations of Mr. Hicks less any per-share amounts distributed from our trust account to our public stockholders in the event we are unable to consummate a business combination within 21 months from the closing of this offering, and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Hicks will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $9.85 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the redemption of 100% of our public shares if we do not consummate a business combination within 21 months from the closing of this offering or if they redeem their respective shares for cash upon the consummation of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	Approximately $197.0 million of the net offering proceeds, which includes the $5.0 million net proceeds from the sale of the sponsor warrants and approximately $5.0 million in deferred underwriting commissions (approximately $5.75 million if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at JP Morgan Chase, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee.	Approximately $173.9 million of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	Approximately $197.0 million of the net offering proceeds, which includes the $5.0 million net proceeds from the sale of the sponsor warrants and approximately $5.0 million in deferred underwriting commissions (approximately $5.75 million if the underwriters’ over-allotment option is exercised in full) held in the trust account will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds
Interest on proceeds from the trust account to be paid to stockholders is reduced by:

• any income or franchise taxes payable;

• up to $3.0 million, subject to adjustment, that can be used for working capital purposes; and

• in the event of our liquidation for failure to consummate our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.
Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on fair value or net assets of target business	We are not required to set a minimum valuation on either the fair market value or net assets of a target business.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed a Current Report on Form 8-K and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein. We may not hold a stockholder vote. Instead, we may conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline
If we are unable to consummate a business combination within such 21-month period, we will:

• cease all operations except for the purpose of winding up;

• as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses, divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to holders of our common stock under Delaware law, if any; and

• as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate;

subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds	Except for up to $3.0 million, subject to adjustment, of the interest income earned on the trust account balance (net of franchise and income taxes payable) released to us to pay any income and franchise taxes and to fund our working capital requirements, and any amounts necessary to purchase up to 15% of our public shares, none of the funds held in the trust account will be released until the earlier of the completion of our initial business combination and the redemption of 100% of our public shares if we are unable to consummate a business combination within 21 months from the closing of this offering (subject to the requirements of applicable law). In addition, approximately $1.25 million of the offering proceeds will not be held in the trust account and will be available to us for working capital purposes.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for an initial business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Either of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at 100 Crescent Court, Suite 1200, Dallas, Texas 75201. The cost for this space is included in the $10,000 per month fee described above that Hicks Holdings Operating LLC charges us for general and administrative services. We believe, based on rents and fees for similar services in the Dallas metropolitan area that the fee charged by Hicks Holdings Operating LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have seven executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer or proxy solicitation materials, as applicable, sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2011 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors and Executive Officers

Our directors, executive officers and director nominees are as follows:

Name	Age	Position

Thomas O. Hicks	64	Chairman of the Board
Robert M. Swartz	58	President and Chief Executive Officer
Christina Weaver Vest	39	Chief Financial Officer and Senior Vice President
Eric C. Neuman	66	Senior Vice President
Thomas O. Hicks, Jr.	32	Secretary and Vice President
Mack H. Hicks	29	Vice President
Curt L. Crofford	37	Vice President
William A. Montgomery	61	Director Nominee
William F. Quinn	62	Director Nominee

Thomas O. Hicks, our founder, has been our chairman of the board since our inception. Since 2005, Mr. Hicks has served as the chairman of Hicks Holdings LLC, a holding company for real estate, private equity and sports investments of Mr. Hicks and his family. Mr. Hicks and his affiliates are also, directly or indirectly, the controlling stockholders of Latrobe Specialty Steel Company, a specialty steel manufacturer; DirecPath, a company that provides bundled DIRECTV programming, broadband voice and data services, security and other locally based services to multiple dwelling units across the United States; Ocular LCD, Inc., a designer, manufacturer and marketer of high-performance liquid crystal displays, modules and systems; Grupo Pilar, an animal and pet food company in Argentina; Anvita, Inc., a provider of decision support systems for healthcare professionals; the National Hockey League’s Dallas Stars; and a 50% interest in the English Premier League’s Liverpool Football Club. A sale of Major League Baseball’s Texas Rangers, formerly held by Mr. Hicks and his affiliates, was recently completed through a court-supervised auction process under Chapter 11 of the U.S. Bankruptcy Code. Mr. Hicks co-founded Hicks, Muse, Tate & Furst, a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as its chairman from 1989 through 2004. During Mr. Hicks’ tenure as chairman, Hicks Muse raised over $12 billion of private equity funds, and consummated over $50 billion of leveraged acquisitions, and was one of the most active private investment firms in the country. Mr. Hicks also co-founded and served as co-chief executive officer of the leveraged buy-out firm Hicks & Haas from 1984 until 1989. Mr. Hicks currently serves as a director of DirecPath, Ocular LCD, Inc., Latrobe Specialty Steel Company, Anvita, Inc., Fox Pan American Sports, LLC and the English Premier League’s Liverpool Football Club. Mr. Hicks received a Master’s of Business Administration degree from the University of Southern California in 1970 and a Bachelor of Business Administration degree from the University of Texas in 1968. Mr. Hicks is the father of Thomas O. Hicks, Jr., our secretary and a vice president of our company, and Mack Hicks, a vice president of our company.

In Mr. Hicks’ position as our chairman, he will have general supervision and control of our acquisition activities subject to the ultimate authority of our board of directors and shall be responsible for the execution of the policies of our board of directors with respect to such matters. We believe that Mr. Hick’s qualifications to serve on our board of directors include his background of 38 years in the private equity industry, his substantial experience in identifying and acquiring a wide variety of businesses and his prior blank check company experience.

Robert M. Swartz has been our president and chief executive officer since our inception. Mr. Swartz has been a managing director and partner of Hicks Equity Partners since 2007. Mr. Swartz has served as a director of Resolute Energy Corporation since September 2009. From 1999 until 2007, Mr. Swartz served in various positions at Centex Corporation, a New York Stock Exchange home building company, serving as Senior Vice President of Strategic Planning and Mergers and Acquisitions from 1999 to 2000 and serving as Chairman and Chief Executive Officer of Centex HomeTeam Services from 2000 to 2007. Prior to 1999, Mr. Swartz was an executive officer of various public companies. Mr. Swartz currently serves as a director of Anvita, Inc. and Ocular LCD, Inc. Mr. Swartz received a Bachelors of Science degree in accounting from the State University of New York in Albany in 1973 and a Master of Business Administration degree in finance from New Hampshire College in 1976. Mr. Swartz is a Certified Public Accountant.

Christina Weaver Vest has been our chief financial officer and a senior vice president since our inception. Ms. Vest currently serves as a managing director and partner of Hicks Equity Partners LLC, and previously served from 2005 until April 2007 as a senior vice president of its affiliate, Hicks Holdings LLC. Ms. Vest previously served as a Principal at HM Capital Partners (formerly Hicks, Muse, Tate & Furst), which she joined in 1995. At HM Capital, Ms. Vest principally focused on the firm’s domestic branded consumer products investments as well as on several Latin American media investments. Ms. Vest currently serves as a director of Ocular LCD, Inc. and Anvita, Inc. She is also a director of various HM Capital portfolio companies, including Fox Pan American Sports, LLC, an international sports programming and production company. Ms. Vest received a Bachelors of Arts degree from Harvard University in 1993 and a Master’s of Business Administration degree from Harvard Business School in 1999.

Eric C. Neuman has been a senior vice president since our inception. Mr. Neuman currently serves as a managing director and partner of Hicks Equity Partners LLC, and previously served from 2005 until April 2007 as a senior vice president of its affiliate, Hicks Holdings LLC. Mr. Neuman has been a partner of HM Capital (formerly Hicks, Muse, Tate & Furst), since 2000 and has served as an officer since 1993. At HM Capital, he was involved in the acquisition of most of the firm’s media investments during that time period. In 2002, Mr. Neuman became responsible for HM Capital’s Latin American portfolio. He remains responsible for monitoring the remaining investments in this portfolio and overseeing their liquidation. Mr. Neuman currently serves on the board of directors of DirecPath, LLC. In addition, Mr. Neuman currently serves as a director of several HM Capital portfolio companies, Intercable, an international provider of television, internet and telephone services, and Fox Pan American Sports, LLC, an international sports programming and production company. Prior to joining HM Capital in 1993, Mr. Neuman served for eight years as managing director of Communications Partners, Ltd., a private merchant bank focused on media and communications businesses. From 2001 until September 2006, Mr. Neuman was a director of Cablevision S.A., the leading Argentine cable company. Following the devaluation of the Argentine peso in 2002, Cablevision S.A. entered into a consensual restructuring agreement under Argentine law with the majority of its creditors, which was approved by the Argentine courts in August 2009. From 1976 to 1983, he served as Senior Vice President of InterFirst Bank in Dallas and President of First Dallas Capital, a small business investment company. Mr. Neuman received a Bachelors of Arts degree from the University of South Florida in 1967 and a Masters of Business Administration, with distinction, from Northwestern University in 1970.

Thomas O. Hicks, Jr. has been a vice president and secretary since our inception. Since 2005, Mr. Hicks has served as a vice president of Hicks Holdings LLC. From 2003 to 2005, Mr. Hicks served as director of corporate sales and suite sales for the Texas Rangers Baseball Club. From 2001 to 2003, Mr. Hicks was an analyst at Greenhill & Co. LLC, a New York based merchant banking firm. As an analyst, Mr. Hicks was involved in numerous private equity, mergers and acquisition advisory and financial restructuring transactions. Mr. Hicks currently serves as a director of Resolute Energy Corporation. Mr. Hicks received a Bachelors of Arts degree in government from the University of Texas at Austin in 2001. Mr. Hicks is the son of Thomas O. Hicks, our founder and chairman of the board, and the brother of Mack H. Hicks, one of our vice presidents.

Mack H. Hicks has been a vice president since our inception. Since January 2007, Mr. Hicks has served as a vice president of Hicks Holdings LLC. From January 2006 to December 2006, Mr. Hicks served as a research analyst at Halcyon Asset Management LLC, a multi-strategy investment firm. From June 2004 to January 2006, he served as an analyst in the financial sponsors group of Credit Suisse, an investment banking firm. As an analyst, Mr. Hicks was involved with several leveraged buyouts, recapitalizations and acquisitions. Mr. Hicks currently serves as a director of Wahanda, a supplier of health, beauty and wellness products. Mr. Hicks received a Bachelors of Arts degree from the University of Texas at Austin in 2003. Mr. Hicks is the son of Thomas O. Hicks, our founder and chairman of the board, and the brother of Thomas O. Hicks, Jr., our secretary and a vice president of our company.

Curt L. Crofford has been a vice president since our inception. Since April 2007, Mr. Crofford has served as a vice president of Hicks Equity Partners and from May 2005 to April 2007 he was an associate with HM Capital Partners. From 2003 to 2005, Mr. Crofford attended the Fuqua School of Business at Duke University where he earned his Masters of Business Administration. From 2000 to 2003, Mr. Crofford served as Director of Equities Research for Dresdner Kleinwort Wasserstein in London, England. From 1995 to 2000, Mr. Crofford served as an Equities Research Analyst for Donaldson, Lufkin & Jenrette and BT Alex Brown in New York, where he provided investment recommendations on stocks of companies in the U.S., European and Latin American media industries. Mr. Crofford serves as a director of various HM Capital portfolio companies, including Fox Pan American Sports, LLC, an international sports programming and production company; Grupo MVS, a Mexican pay television and radio broadcasting operator; and Intercable, a Venezuelan provider of pay television, internet and telephone services. Mr. Crofford received his undergraduate degree from Vanderbilt University.

William A. Montgomery has agreed to serve as a director of our company and will join our board upon the closing of this offering. Mr. Montgomery has been a private investor since 1999. Mr. Montgomery served as a director for Hicks Acquisition Company I, Inc. from its inception in 2007 through consummation of a business combination with Resolute Energy Corporation in 2009. From 1989 to 1999, Mr. Montgomery was Chief Executive Officer of SA-SO Company, a company engaged in the distribution of municipal and traffic control products based in Dallas, Texas. Prior to 1989, Mr. Montgomery worked as a registered representative in the financial services industry, most recently serving with Morgan Stanley in the Private Client Services group from 1985 to 1989. Mr. Montgomery is also a board member and serves as Compensation Committee Chairman of Windstream Corporation, a telecommunications company headquartered in Little Rock, Arkansas. Mr. Montgomery received a Bachelor of Science degree in Business Administration and Finance from the University of Arkansas in 1971. We believe that Mr. Montgomery’s qualifications to serve on our board of directors include his experience as a chief executive officer, his other business experience and education and his prior blank check company experience.

William F. Quinn has agreed to serve as a director of our company and will join our board upon the closing of this offering. Mr. Quinn serves as the Chairman of American Beacon Advisors, Inc., which manages approximately $45 billion, including the American Airlines’ pension and short-term fixed income assets and the American Beacon mutual funds. Prior to being named to his current position, Mr. Quinn served as both chairman and chief executive officer from April 2006 to April 2009, president from November 1986 to April 2006, and director since 2001. Mr. Quinn served as a director for Hicks Acquisition Company I, Inc. from its inception in 2007 through consummation of a business combination with Resolute Energy Corporation in 2009. Mr. Quinn also served as a trustee of American Beacon Advisors, Inc. and related mutual funds from 1987 until April 2008. He currently serves as chairman of Lighthouse Holdings, Inc. From 1994 until August 2007, Mr. Quinn served as a trust manager of Crescent Real Estate Equities Company. Prior to his positions with American Beacon Advisors, Inc., Mr. Quinn held several management positions with American Airlines and its subsidiaries. He has served as a director of the board of American Airlines Federal Credit Union from July 1979 to present, including serving as chairman of the board from November 1989 to May 2003. He concluded serving a two-year term as chairman of the United Way of Tarrant County in June 2010, where he has been a director since 2005 (with prior tenure from 1988 — 2000). He served as a director of the Association for Financial Professionals from 2006 until 2008 and served as the chairman of the Committee on the Investment of Employee Benefit Assets (CIEBA) from 2006 to 2008. He currently serves on the advisory board of the Dallas Society of Financial Analysts. Mr. Quinn has served on the advisory board for Southern Methodist University’s Endowment Fund since September 1996, the investment committee of the United Way of Tarrant County’s Endowment funds since 1999 and is currently serving his third term on the New York Stock Exchange Pension Management Advisory Committee. Mr. Quinn received a Bachelor of Science degree in Accounting from Fordham University in 1969 and is a Certified Public Accountant. We believe that Mr. Quinn’s qualifications to serve on our board of directors include his extensive experience with operating companies, his financial expertise and education, his business experience and his prior blank check company experience.

Number and Terms of Office of Directors and Officers

Our board of directors is divided into three classes with only one class of directors being elected at each annual meeting of stockholders and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Montgomery, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Quinn, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Mr. Hicks, will expire at the third annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Collectively, through their positions described above, our officers and directors have extensive experience in the private equity business. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Director Independence

Although we are not required to have a majority of independent directors on our board of directors, we have elected to have a majority of independent directors. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that each of Mr. Montgomery and Mr. Quinn, who have agreed to join our board of directors and are expected to join our board of directors upon the closing of this offering, will be independent directors as such term is defined under the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act. Although our company will not be listed on the American Stock Exchange upon consummation of this offering, we have voluntarily applied the definition of director independence used by the American Stock Exchange in making the determinations with respect to Mr. Montgomery and Mr. Quinn. In making the foregoing determinations, our board of directors considered that investment clients of American Beacon Advisors, Mr. Quinn’s employer, have co-invested, on arms length terms and on a passive basis, with affiliates of Mr. Hicks, our founder and chairman of the board, in past private investments that are unrelated to our company. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors received any cash compensation for services rendered. Commencing on the date of this prospectus through the earlier of consummation of our initial business combination or our liquidation, we will pay Hicks Holdings Operating LLC, an entity owned and controlled by Mr. Hicks, our founder and chairman of the board, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Hicks Holdings Operating LLC for our benefit and is not intended to provide Mr. Hicks compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Other than this $10,000 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Board Committees

Our board of directors intends to establish an audit committee and a compensation committee upon consummation of our initial business combination. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either committee. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses. We do not believe a compensation committee is necessary prior to our initial business combination as there will be no salary, fees or other compensation being paid to our officers or directors prior to our initial business combination other than as disclosed in this prospectus.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Conflicts of Interest

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $100 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have. If any of our officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us or, in the case of a noncompete obligation, possibly prohibited from referring such opportunity to us. All of our officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Thomas O. Hicks has relevant pre-existing fiduciary duties to Latrobe Specialty Steel Company, a specialty steel manufacturer; DirecPath, a provider of bundled DIRECTV programming, broadband voice and data services, security and other locally based services to multiple dwelling units; Ocular LCD, Inc., a designer, manufacturer and marketer of high-performance liquid crystal displays, modules and systems; Anvita, Inc., a provider of decision support systems for health care professionals; Hicks Sports Group, which owns and operates the Dallas Stars hockey team; and Fox Pan America Sports, LLC, an international sports programming and production company.

Certain of our officers who are employees of Hicks Holdings or Hicks Equity Partners also have pre-existing fiduciary duties to some of the above-referenced entities. Specifically, both Christina Weaver Vest and Robert Swartz have pre-existing duties to Ocular LCD, Inc. and Anvita, Inc. Both Mr. Swartz and Thomas O. Hicks, Jr. have pre-existing fiduciary duties to Resolute Energy Corporation. Mack Hicks has pre-existing fiduciary duties to Wahanda, a supplier of health, beauty and wellness products. Eric Neuman has pre-existing fiduciary duties to DirecPath, Persona Cable, a cable, television, internet and telecommunications provider in Canada, and Urban Radio Communications, a radio broadcasting company. Mr. Crofford has pre-existing fiduciary duties to Grupo MVS, a Mexican pay television and radio broadcasting operator and Intercable, a Venezuelan provider of pay television, internet and telephone services. Ms. Vest and Messrs. Neuman and Crofford have pre-existing fiduciary duties to Fox Pan America Sports, LLC.

We do not believe that any of the foregoing pre-existing fiduciary duties or contractual obligations will materially undermine our ability to consummate a business combination because the foregoing entities have specific industry focuses and even, within those industries, may have constraints on the size of acquisitions they would consider.

Our officers may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 21 months from the closing of this offering.

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors and Executive Officers.”

•	Our initial stockholders purchased founder shares prior to the date of this prospectus and our sponsor will purchase sponsor warrants in a transaction that will close simultaneously with the closing of this offering. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of our initial business combination. Additionally, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 21 months from the closing of this offering. If we do not complete our initial business combination within such 21-month time period, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless. With certain limited exceptions, the founder shares and sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not be immediately transferable, assignable or salable by our initial stockholders. The founder shares may not be transferred, assigned or sold until the earlier of one year after the completion of our initial business combination (or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination) and the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our initial stockholders may not transfer, assign or sell the sponsor warrants and the respective common stock underlying such warrants until 30 days after the completion of our initial business combination. Since Mr. Hicks, Mr. Swartz, Ms. Vest, Mr. Neuman, Mr. Crofford, Thomas O. Hicks, Jr. and Mack H. Hicks will indirectly own shares of our common stock or warrants through our sponsor, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect a business combination.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to a business combination.

While we do not intend to pursue an initial business combination with a company that is affiliated with our sponsor, officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a company, we, or a committee of our independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA, that such an initial business combination is fair to our company from a financial point of view. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination, other than $10,000 per month for office space and administrative services payable to Hicks Holdings Operating LLC, an entity owned and controlled by Mr. Hicks, our founder and chairman of the board.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Each of Messrs. Hicks, Swartz, Neuman and Crofford, Ms. Vest, Thomas O. Hicks, Jr. and Mack H. Hicks is an officer, member or partner of Hicks Holdings LLC or Hicks Equity Partners LLC. However, each of such person will be required to offer all suitable business opportunities with an enterprise value of less than $100 million for a business combination to Hicks Holdings LLC or Hicks Equity Partners LLC prior to presenting it to us. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the applicable provision of the DGCL will not adversely affect any right or protection of a director in respect of any act or omission occurring prior to such amendment, modification or repeal.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

		Approximate
		Percentage of
		Outstanding
		Common Stock
	Number of Shares	Before	After
Name and Address of Beneficial Owner	Beneficially Owned	Offering	Offering(1)

HH-HACII, L.P. (our sponsor)	3,252,858	99%	12.375%
100 Crescent Court, Suite 1200 Dallas, Texas 75201
Thomas O. Hicks(2)	3,252,858	99%	12.375%
c/o Hicks Holdings LLC 100 Crescent Court, Suite 1200 Dallas, Texas 75201
William A. Montgomery	16,428	0.5%	0.0625%
100 Crescent Court, Suite 1200 Dallas, Texas 75201
William F. Quinn.	16,428	0.5%	0.0625%
4151 Amon Carter Blvd. Fort Worth, Texas 76155
All directors and executive officers as a group (nine individuals)	3,285,714	100%	12.5%

(1)	Assumes exercise of the underwriters’ over-allotment option and no resulting forfeiture of an aggregate of 428,571 founder shares held by our initial stockholders and includes a portion of the founder shares in an amount equal to 2.5% of our issued and outstanding shares immediately after this offering that are subject to forfeiture by our sponsor in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of our initial business combination.

(2)	Mr. Hicks is the sole member of HH-HACII GP, LLC, the general partner of our sponsor, and may be considered to have beneficial ownership of our sponsor’s interests in us. Mr. Hicks disclaims beneficial ownership of any shares of our common stock in which he does not have a pecuniary interest.

In June 2010, our sponsor purchased 3,285,714 founder shares for an aggregate purchase price of $25,000, or approximately $0.0076 per share. In July 2010, our sponsor transferred an aggregate of 32,856 founder shares to William A. Montgomery and William F. Quinn, each of whom has agreed to serve on our board of directors upon the closing of this offering. Mr. Hicks, our founder and chairman of the board, is the sole member of HH-HACII GP, LLC, the general partner of our sponsor. In addition, Mr. Hicks, Robert M. Swartz, our president and chief executive officer, Christina Weaver Vest, our chief financial officer and a senior vice president of our company, Eric C. Neuman, a senior vice president of our company, Curt Crofford, a vice president of our company, Thomas O. Hicks, Jr., our secretary and a vice president of our company, and Mack H. Hicks, a vice president of our company, are each limited partners of our sponsor.

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), our initial stockholders will beneficially own 12.5% of the then issued and outstanding shares of our common stock. Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 428,571 founder shares held by our initial stockholders will be subject to forfeiture. Our sponsor will be required to forfeit only a number of founder shares necessary to maintain our initial stockholders’ 12.5% ownership interest in our common stock on a fully-diluted basis after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option. In addition, the founder earnout shares (equal to 2.5% of our issued and outstanding shares immediately after this offering) will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of our initial business combination.

Our sponsor has committed to purchase 6,666,667 sponsor warrants at a price of $0.75 per warrant ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of our common stock at $12.00 per share. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 21 months from the closing of this offering, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless. The sponsor warrants are subject to the transfer restrictions described below. The sponsor warrants will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. If the sponsor warrants are held by holders other than the sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The sponsor warrants may also be exercised by the sponsor or its permitted transferees on a cashless basis. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Transfers of Common Stock and Warrants by our Initial Stockholders

The founder shares, sponsor warrants and any shares of common stock and warrants purchased in this offering or issued upon exercise of the sponsor warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us and the underwriters to be entered into by our initial stockholders. The founder shares may not be transferred, assigned or sold until the earlier of one year after the completion of our initial business combination (or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination) and the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our initial stockholders may not transfer, assign or sell the sponsor warrants and the respective common stock underlying such warrants until 30 days after the completion of our initial business combination. Notwithstanding the restrictions above, the founder shares, sponsor warrants and any shares of common stock underlying the sponsor warrants may be transferred:

•	to our officers or directors, any affiliates or family members of any of our officers or directors, any limited partners of our sponsor or any affiliates of our sponsor;

•	by gift to a member of an initial stockholder’s immediate family or to a trust, the beneficiary of which is a member of such initial stockholder’s immediate family, an affiliate of the initial stockholder or to a charitable organization;

•	by virtue of laws of descent and distribution upon death of an initial stockholder;

•	pursuant to a qualified domestic relations order;

•	by virtue of the laws of the state of Delaware or our sponsor’s limited partnership agreement upon dissolution of our sponsor;

•	in the event of our liquidation prior to our completion of our initial business combination; or

•	in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination;

provided, however, that these permitted transferees in certain cases must enter into a written agreement agreeing to be bound by these transfer restrictions.

Registration Rights

The holders of the founder shares, sponsor warrants and any warrants (including the shares of common stock issuable upon conversion of such warrants) that may be issued upon conversion of working capital loans will hold registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These stockholders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these stockholders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. In the case of the founder shares, the lock-up period terminates upon the earlier of one year after the completion of our initial business combination (or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination) and the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In the case of the sponsor warrants and the respective common stock underlying such warrants, the lock-up period terminates 30 days after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In June 2010, we issued an aggregate of 3,285,714 founder shares to our sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.0076 per share. In July 2010, our sponsor transferred an aggregate of 32,856 founder shares to William A. Montgomery and William F. Quinn, each of whom has agreed to serve on our board of directors upon the closing of this offering. If the underwriters determine the size of the offering should be increased, a stock dividend would be effectuated in order to maintain the ownership represented by the founder shares at the same percentage, as was the case before the stock dividend.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed, pursuant to a written agreement with us, that they will forfeit up to an aggregate of 428,571 founder shares in proportion to the portion of the underwriters’ over-allotment option that was not exercised. In addition, the founder earnout shares (equal to 2.5% of our issued and outstanding shares immediately after this offering) will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of our initial business combination. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited shares and the price paid to us for such forfeited shares of approximately $3,260. Upon receipt, such forfeited shares would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

Thomas O. Hicks, our founder and chairman of the board, is the sole member of HH-HACII GP, LLC, the general partner of our sponsor. In addition, Mr. Hicks, Robert M. Swartz, our president and chief executive officer, Christina Weaver Vest, our chief financial officer and a senior vice president of our company, Eric C. Neuman, a senior vice president of our company, Curt Crofford, a vice president of our company, Thomas O. Hicks, Jr., our secretary and a vice president of our company, and Mack H. Hicks, a vice president of our company, are each limited partners of our sponsor.

Our sponsor has committed to purchase 6,666,667 sponsor warrants in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of our common stock at $12.00 per share. Our sponsor has agreed that the sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.

Each of Messrs. Hicks, Swartz, Neuman and Crofford, Ms. Vest, Thomas O. Hicks, Jr. and Mack H. Hicks is an officer, member or partner of Hicks Holdings LLC or Hicks Equity Partners LLC. In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $100 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have. However, each such persons will be required to offer all suitable business opportunities with an enterprise value of less than $100 million for a business combination to Hicks Holdings LLC or Hicks Equity Partners LLC prior to presenting it to us. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. In addition, our officers have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 21 months from the closing of this offering.

Hicks Holdings Operating LLC, an entity controlled by Thomas O. Hicks, our founder and chairman of the board, has agreed to, from the date of the closing of this offering through the earlier of our consummation of a business combination or our liquidation, make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Hicks Holdings Operating LLC $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Hicks compensation in lieu of salary. We believe, based on rents and fees for similar services in the Dallas metropolitan area, that the fee charged by Hicks Holdings Operating LLC is at least as favorable as we could have obtained from an unaffiliated person.

Other than the $10,000 per-month administrative fee paid to Hicks Holdings Operating LLC and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is). Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

As of the date of this prospectus, Mr. Hicks has also advanced to us an aggregate of $225,000 to cover expenses related to this offering. This loan will be payable without interest on the earlier of December 31, 2010 or the closing of this offering. We intend to repay this loan from the proceeds of this offering not placed in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The holders of such warrants (and the underlying shares) would have demand and “piggy-back” registration rights with respect to such securities. We will bear the costs and expenses of filing any such registration statements. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We have entered into a registration rights agreement with respect to the founder shares and sponsor warrants, which is described under the heading “Principal Stockholders — Registration Rights.”

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the over-allotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

As of the date of this prospectus, there were 3,285,714 shares of our common stock outstanding, all of which were held of record by our initial stockholders. This includes an aggregate of 428,571 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will own 12.5% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering). Mr. Hicks, our founder and chairman of the board, is the sole member of HH-HACII GP, LLC, the general partner of our sponsor. In addition, Mr. Hicks, Robert M. Swartz, our president and chief executive officer, Christina Weaver Vest, our chief financial officer and a senior vice president of our company, Eric C. Neuman, a senior vice president of our company, Curt Crofford, a vice president of our company, Thomas O. Hicks, Jr., our secretary and a vice president of our company, and Mack H. Hicks, a vice president of our company, are each limited partners of our sponsor. Upon the closing of this offering, 22,857,143 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option).

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by holders of common stock. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected at each annual meeting of stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation authorizes the issuance of up to 500,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with a business combination.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with Section 211(b) of the DGCL. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

Unlike many other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we intend to consummate our initial business combination and conduct the redemptions without a stockholder vote pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for business or other legal reasons, we will, like other blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately negotiated transactions (as described in this prospectus), if any, could result in the approval of a business combination even if a majority of our public stockholders vote, or indicate their intention to vote against, such business combination. For purposes of seeking approval of the majority of the outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any meeting, if required, at which a vote shall be taken to approve a business combination.

If we seek stockholder approval in connection with a business combination, our initial stockholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination. In addition, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of a business combination, although they will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate a business combination within the required time period.

Pursuant to our amended and restated certificate of incorporation, if we are unable to consummate a business combination within such 21-month period, we will:

•	cease all operations except for the purpose of winding up;

•	as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses, divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to holders of our common stock under Delaware law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate;

subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate a business combination within 21 months from the closing of this offering. However, if our initial stockholders or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate a business combination within the required time period.

In the event of a liquidation, dissolution or winding up of the company after our initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount including interest then on deposit in the trust account, but net of any franchise and income taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are identical to the shares of common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that:

•	the founder shares are subject to certain transfer restrictions, as described in more detail below; and

•	our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of our initial business combination and to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 21 months from the closing of this offering, although they will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate our initial business combination within such time period.

If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of our initial business combination.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our initial stockholders, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of our initial business combination (or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination) and the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the founder earnout shares (equal to 2.5% of our issued and outstanding shares immediately after this offering) will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of our initial business combination.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $12.00 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering or 30 days after the completion of our initial business combination.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and a prospectus relating to the common stock issuable upon exercise of the warrants is current. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption, to each warrant holder; and

•	if, and only if, the last sales price of the common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third business day before we send to the notice of redemption to the warrant holders.

We will not redeem the warrants unless there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $12.00 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last sales price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor, and its permitted transferees would still be entitled to exercise their sponsor warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The exercise price, the redemption price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of common stock.

No warrants will be exercisable unless, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of the warrants is current and available and a related registration statement is effective and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. We cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, except pursuant to cashless exercise provisions in limited circumstances. We will not be required to settle any such warrant exercise. If the registration statement is not effective or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Sponsor Warrants

The sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Common Stock and Warrants by our Initial Stockholders,” to our officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by us so long as they are held by the sponsor or its permitted transferees. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that such warrants may be exercised by the holders on a cashless basis. If the sponsor warrants are held by holders other than the sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the sponsor warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last sales price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor, Mr. Hicks or their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Our sponsor and Mr. Hicks have agreed not to transfer, assign or sell any of the sponsor warrants (including the common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under “Principal Stockholders — Transfers of Common Stock and Warrants by our Initial Stockholders,” transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ ownership at 12.5% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or willful misconduct or bad faith of the indemnified person or entity.

Amendments to our Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our business combination. These provisions cannot be amended without the approval of holders of at least 65% of our outstanding shares of common stock. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	if we are unable to consummate a business combination within 21 months from the closing of this offering, we will:

•	cease all operations except for the purpose of winding up;

•	as promptly as reasonably possible, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable and less up to $100,000 of such net interest that may be released to us from the trust account to pay dissolution expenses), divided by the number of then outstanding public shares, together with the contingent right to receive, following our dissolution, a pro rata share of the balance of our net assets that would otherwise be payable to the holders of our common stock under Delaware law, if any; and

•	as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate;

subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•	prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to receive funds from the trust account or vote on any initial business combination;

•	although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of our independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business combination is fair to our company from a financial point of view; and

•	if we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

In addition, our amended and restated certificate of incorporation provides that we will not proceed with a redemption of our public shares if such redemption would result in our failure to have net tangible assets in excess of $5.0 million.

Certain Anti-Takeover Provisions of Delaware Law

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon consummation of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 428,571 founder shares held by our initial stockholders) we will have 22,857,143 shares of common stock outstanding. Of these shares, the 20,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,857,143 shares and all 6,666,667 sponsor warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that:

•	such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale; and

•	we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding, which will equal 228,571 shares immediately after this offering (or 262,857 if the underwriters exercise their over-allotment option); or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and sponsor warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration rights

The holders of the founder shares, sponsor warrants and any warrants (including the shares of common stock issuable upon conversion of such warrants) that may be issued upon conversion of working capital loans will hold registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These stockholders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these stockholders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. In the case of the founder shares, the lock-up period terminates upon the earlier of one year after the completion of our initial business combination (or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination) and the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In the case of the sponsor warrants and the respective common stock underlying such warrants, the lock-up period terminates 30 days after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

Quotation of Securities

We have applied to have our units, common stock and warrants quoted on the on the OTCBB under the symbols ‘‘  ,” ‘‘  ,” ‘‘  ,” respectively. We anticipate that our units will be quoted on the OTCBB on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, we anticipate that the shares of our common stock and warrants will be quoted separately and as a unit on the on the OTCBB.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

This is a general summary of the material U.S. federal tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased by public stockholders pursuant to this offering. This discussion assumes that stockholders will hold our securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a public stockholder in light of such stockholder’s particular circumstances. In addition, this discussion does not address:

•	U.S. gift or estate tax laws except to the limited extent set forth below;

• state, local or foreign tax consequences;

•	the special tax rules that may apply to certain stockholders, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, S corporations, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the United States, or governments or their agencies or instrumentalities; or

•	the special tax rules that may apply to a stockholder that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment.

Additionally, this discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the United States Internal Revenue Service (“IRS”), all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this “Material U.S. Federal Tax Considerations” section only, the term “U.S. person” means a person that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or it has in effect a valid election to be treated as a U.S. person.

As used in this discussion, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than an entity that is treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

This discussion is only a summary of material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor is urged to consult its own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences to such investor of the acquisition, ownership and disposition of our securities.

Company

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (“PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if:

•	at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value; and

•	at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including our founders and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2010, the tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (scheduled to be 39.6% after December 31, 2010). For the tax year ending December 31, 2010, the tax rate is 15%.

Public Stockholders

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussions are based on the assumption that the characterization of the common stock and warrants and the allocation described above are accepted for U.S. federal tax purposes.

U.S. Holders

Taxation of Distributions

If we pay cash distributions to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains (currently 15%) for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income (currently scheduled to increase to a maximum rate of 39.6% for 2011 and 2012, and 43.4% for 2013 and later years). It is unclear whether the redemption rights with respect to the common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the redemption rights with respect to the common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. Generally, a U.S. holder will recognize gain or loss in an amount equal to the difference between:

•	the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit); and

•	the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock) less any prior return of capital.

Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains rate is scheduled to increase to 20% for 2011 and 2012, and 23.8% for 2013 and later years. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Redemption of Common Stock

In the event that a U.S. holder redeems common stock pursuant to the redemption provisions described in this prospectus, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” above. If that redemption does not qualify as a sale of common stock under Section 302 of the Code, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above. Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants) relative to all of our shares both before and after the redemption. The redemption of common stock generally will be treated as a sale of the common stock (rather than as a corporate distribution) if the redemption is “substantially disproportionate” with respect to the U.S. holder, results in a “complete termination” of the U.S. holder’s interest in us or is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The redemption of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions”, above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

The tax treatment of the receipt of any “premium” purchase price by U.S. holders in connection with a privately negotiated transaction as described in this prospectus (see “The Offering — Private transactions if we hold a stockholder vote”) is unclear. The premium may be treated as either additional consideration received in exchange for the tendered common stock in a redemption, in which case such payments will be taken into account in determining the amount of gain or loss on the exchange as discussed above, or a separate fee for voting in favor of the proposed business combination, in which case such payments will be treated as ordinary income to recipient U.S. holders. There can be no assurance that the IRS will not attempt to treat the receipt of the premiums as the receipt of separate consideration for voting in favor of the proposed business combination. U.S. holders are urged to consult their own tax advisers as to the proper treatment of the premiums.

U.S. holders who actually or constructively own one percent or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a redemption of common stock, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss upon exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”) and the exercise price. The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Taxable Exchange, Redemption or Expiration of a Warrant

Upon a sale, taxable exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between:

•	the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit); and

•	the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”).

Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning

30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions we make to a non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we generally will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under “U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate). Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30% U.S. federal income tax. Non-U.S. holders should consult their own tax advisors regarding possible eligibility for benefits under income tax treaties.

Although we currently are not a U.S. real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s redemption of our common stock pursuant to the redemption provisions described in this prospectus generally will correspond to the U.S. federal income tax characterization of the exercise of such a redemption by a U.S. holder, as described under “U.S. Holders — Redemption of Common Stock” above, and the consequences of the redemption to the non-U.S. holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants,” as applicable.

As discussed above in “U.S. Holders — Redemption of Common Stock,” the treatment of the receipt of any premiums in connection with a privately negotiated transaction as described in this prospectus is unclear. Accordingly, we intend to withhold U.S. federal income tax at a rate of 30% from any premium paid to a non-U.S. Holder, unless:

•	the non-U.S. holder is engaged in the conduct of a trade or business in the United States to which the receipt of the premium is effectively connected and provides a properly executed IRS Form W-8ECI; or

•	a U.S. tax treaty either eliminates or reduces such withholding tax with respect to the premium paid to the non-U.S. holder and the non-U.S. holder provides a properly executed IRS Form W-8BEN (claiming exemption or reduction under an applicable treaty);

and in both cases, neither we nor our paying agent knows or has reason to know that such certification is false. If such withholding results in an overpayment of taxes, the applicable non-U.S. holder may be able to obtain a refund or credit, provided that the required information is timely furnished to the IRS. Non-U.S. holders should consult their tax advisors with respect to the tax treatment of any such premium.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our common stock or warrants paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the proceeds will be subject to backup withholding and the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. In addition, for information reporting purposes, certain non-U.S. brokers with certain type of relationships with the United States will be treated in a manner similar to United States brokers.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, by the IRS if the required information is furnished to the IRS in a timely manner.

Recent legislation may impose additional reporting or certification requirements on certain non-U.S. holders. Each non-U.S. holder is urged to consult its own tax advisor with respect to any reporting and certifications applicable to it.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax. Although the U.S. federal estate tax was repealed in the 2010 calendar year, new legislation may retroactively reinstate the estate tax for 2010. The estate tax is scheduled to be reinstated on January 1, 2011. Each non-U.S. holder should consult its own tax advisor regarding the U.S. federal estate tax.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole book-running manager of this offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.

Total	20,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $      per unit. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 3,000,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Our initial stockholders have agreed not to, subject to certain limited exceptions, transfer, assign or sell any founder shares until the earlier of one year after the completion of our initial business combination (or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination) and the date on which we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, our sponsor has agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) until 30 days after the completion of our initial business combination.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We will apply to have our units quoted on the OTC Bulletin Board (“OTCBB”) under the symbol          and, once the common stock and warrants begin separate trading, to have our common stock and warrants quoted on the OTCBB under the symbols           and          , respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Paid by Hicks Acquisition Company II, Inc.
	No Exercise	Full Exercise

Per Unit	$0.50	$0.50
Total(1)	$10,000,000	$11,500,000

(1)	The underwriters have agreed to defer $5,000,000, or $5.75 million if the underwriters’ over-allotment option is exercised in full, of the underwriting discounts and commissions, equal to 2.5% of the gross proceeds of the units being offered to the public, until the consummation of a business combination. Upon the consummation of a business combination, deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in a trust account maintained by Continental Stock Transfer & Trust Company, as trustee. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

We have engaged The Klein Group, an investment banking firm and FINRA member, to provide advisory services in connection with this offering and our initial business combination. Specifically, The Klein Group has advised us regarding the structure and terms of this offering and will later provide advice with respect to potential business combination targets and the consummation of any business combination with a business combination target. The Klein Group will receive $100,000 upon the consummation of the offering and reimbursement of up to $15,000 of expenses. The Klein Group will also receive $300,000 upon the closing of our initial business combination. Mark D. Klein, a registered representative of Ladenburg Thalmann & Co. Inc., holds a majority interest in M. Klein and Company LLC, of which The Klein Group is a wholly-owned subsidiary. The Klein Group has not agreed to purchase units from us as an underwriter in this offering.

If we do not complete our initial business combination within 21 months from the closing of this offering, the trustee and the underwriters have agreed that they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of franchise and income taxes payable, to the public stockholders.

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of units in an amount in excess of the umber of units represented by the underwriters’ over-allotment option.

•	Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•	To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•	To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

•	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchase, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $1,750,000, excluding underwriting discounts and commissions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business combination.

State Blue Sky Information

We will offer and sell the units to retail customers only in Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island, South Dakota, Virginia, Wisconsin and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states listed above, we will apply to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective.

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required. The District of Columbia, Illinois, Maryland, Michigan, Montana, Nebraska, New Hampshire, North Dakota, Ohio, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings and fees have been submitted. As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for our securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

LEGAL MATTERS

Akin Gump Strauss Hauer & Feld LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering Bingham McCutchen LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Hicks Acquisition Company II, Inc. (a development stage company) as of June 16, 2010 and for the period June 15, 2010 (inception) through June 16, 2010, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of KPMG LLP as experts in accounting and auditing.

The audit report covering the June 16, 2010 financial statements contains an explanatory paragraph that states that the business plan is dependent upon obtaining adequate financial resources, which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

HICKS ACQUISITION COMPANY II, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Hicks Acquisition Company II, Inc.:

We have audited the accompanying balance sheet of Hicks Acquisition Company II, Inc. (a development stage company) (the “Company”) as of June 16, 2010, and the related statements of operations, stockholder’s equity, and cash flows for the period June 15, 2010 (date of inception) through June 16, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hicks Acquisition Company II, Inc. as of June 16, 2010, and the results of its operations and its cash flows for the period June 15, 2010 (date of inception) through June 16, 2010, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Hicks Acquisition Company II, Inc. will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note 1, the Company is in the process of raising capital through a proposed offering of equity securities. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  KPMG LLP

Dallas, Texas
June 25, 2010

HICKS ACQUISITION COMPANY II, INC.
(a Development Stage Company)

BALANCE SHEET

June 16, 2010

ASSETS
Current asset:
Cash	$250,000
Noncurrent asset:
Deferred offering costs	105,000

Total assets	$355,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$110,000
Note payable — related party	225,000

Total current liabilities	335,000

Commitments and contingencies
Stockholder’s equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; none issued or outstanding at June 16, 2010	—
Common stock, $0.0001 par value. Authorized 225,000,000 shares; 3,285,714 shares issued and outstanding at June 16, 2010	329
Additional paid-in capital	24,671
Deficit accumulated during the development stage	(5,000)

Total stockholder’s equity	20,000

Total liabilities and stockholder’s equity	$355,000

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY II, INC.
(a Development Stage Company)

STATEMENT OF OPERATIONS

For the Period from June 15, 2010 (inception) to June 16, 2010

Formation and operating costs	$5,000

Net loss	$(5,000)

Loss per common share:
Basic and diluted	$—

Average common shares outstanding:
Basic and diluted	3,285,714

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY II, INC.
(a Development Stage Company)

STATEMENT OF STOCKHOLDER’S EQUITY

For the Period from June 15, 2010 (inception) to June 16, 2010

				Deficit
				Accumulated
				During the
	Common Stock		Additional	Development	Stockholder’s
	Shares	Amount	Paid-In Capital	Stage	Equity

Initial capital from founding stockholder for cash	3,285,714	$329	$24,671	$—	$25,000
Net loss	—	—	—	(5,000)	(5,000)

Balance at June 16, 2010	3,285,714	$329	$24,671	$(5,000)	$20,000

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY II, INC.
(a Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period from June 15, 2010 (inception) to June 16, 2010

Cash flows from operating activities:
Net loss	$(5,000)
Change in operating assets and liabilities:
Accrued expenses	5,000

Net cash provided by operating activities	—

Cash flows from financing activities:
Proceeds from note payable — related party	225,000
Proceeds from the sale of common stock	25,000

Net cash provided by financing activities	250,000

Increase in cash	250,000
Cash at inception	—

Cash at June 16, 2010	$250,000

Supplemental disclosure of noncash financing activities:
Deferred offering costs included in accrued expenses	$105,000

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY II, INC.
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
June 16, 2010

(1)	Organization and Nature of Business Operations

Hicks Acquisition Company II, Inc. (the Company) is a newly organized blank check company formed on June 15, 2010 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company’s sponsor is HH-HACI I, L.P. (the Sponsor). At June 16, 2010, the Company had not commenced any operations. All activity through June 16, 2010 relates to the Company’s formation and the proposed offering described below in Note 4. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed offering as discussed in Note 4. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the proposed offering, although substantially all of the net proceeds of the proposed offering are intended to be generally applied toward effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry. Instead, the Company intends to focus on various industries and target businesses that may provide significant opportunities for growth.

Net proceeds of $197 million from the proposed offering and simultaneous private placement of the Company’s warrants to purchase common stock will be held in a trust account. Except for a portion of the interest income that may be released to pay any income and franchise taxes on such interest and to fund the Company’s working capital requirements, and any amounts necessary to purchase up to 15% of the Company’s public shares if we seek stockholder approval for the Company’s initial business combination, none of the funds held in trust will be released until the earlier of (i) the completion of the Company’s initial business combination or (ii) the redemption of 100% of the Company’s public shares if we are unable to consummate a business combination within 21 months from the closing of this offering (subject to the requirements of law). The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The Company will provide its stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and deferred underwriting commissions, upon the consummation of the Company’s initial business combination, subject to the limitations described herein. There will be no redemption rights or liquidating distributions with respect to outstanding warrants, which will expire worthless in the event the Company does not consummate a business combination. Unlike other blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, the Company intends to consummate the Company’s initial business combination and conduct the redemptions without stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which regulate issuer tender offers, and will file tender offer documents with the Securities and Exchange Commission (the SEC). The tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. If, however, a stockholder vote is required by law, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval, the Company will consummate its initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, the Sponsor has agreed to vote its Founder Shares (as defined below in Note 6) in accordance with the majority of the votes cast by the public stockholders and to vote

HICKS ACQUISITION COMPANY II, INC.
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

any public shares purchased during or after the offering in favor of the Company’s initial business combination. In addition, the Sponsor has agreed to waive its redemption rights in connection with the consummation of a business combination with respect to its Founder Shares and any shares issued as part of the Units described in Note 4 below (public shares) that it may purchase in or after the proposed offering.

If a business combination is approved and completed, each public stockholder will be entitled to redeem its shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account less accrued and unpaid taxes and deferred underwriting commissions upon consummation of the business combination. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless in the event the Company does not consummate a business combination.

If the Company does not effect a business combination within 21 months from the closing of the offering as discussed in Note 4, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of its public shares, at a per-share price, payable in cash, equal to the aggregate amount including interest then on deposit in the trust account, but net of any accrued and unpaid taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, together with the contingent right to receive, in cash, following the Company’s dissolution, a pro rata share of the balance of the Company’s net assets, if any, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor has agreed to waive its redemption and liquidation rights with respect to its founder shares if the Company fails to consummate a business combination within the 21-month time period, although the Sponsor will be entitled to redemption and liquidation rights with respect to any public shares it holds if the Company fails to consummate a business combination within such time period. In the event of a liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the proposed offering (assuming no value is attributed to the warrants contained in the units to be offered in the proposed offering discussed in Note 4).

(2)	Basis of Presentation and Going Concern

The accompanying financial statements of have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). The Company follows the Financial Accounting Standard Board’s Accounting Standards Codification (the Codification). The Codification is the single source of authoritative accounting principles applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.

The Codification does not change current GAAP, but is intended to simplify user access to GAAP by providing all the authoritative literature related to a particular topic in one place. As of the effective date, all existing accounting standard documents were superseded. Accordingly, this report references the Codification as the sole source of authoritative literature.

The financial statements have been prepared assuming the Company will continue as a going concern. The company has generated a net loss, has a working capital deficiency and has no operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

HICKS ACQUISITION COMPANY II, INC.
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(3)	Summary of Significant Accounting Policies

(a)	Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At June 16, 2010, there were no cash equivalents. At times, cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit.

(b)	Fair Value of Financial Instruments

Unless otherwise disclosed, the fair values of financial instruments, including cash and the note payable related party, approximate their carrying amount due primarily to their short-term nature.

(c)	Loss per Common Share

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

(d)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(e)	Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences related to organizational costs, aggregating approximately $1,750. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 16, 2010.

The effective tax rate of zero differs from the statutory rate of 35% due to the establishment of the valuation allowance.

The Company evaluates the uncertainty in tax positions taken or expected to be taken in the course of preparing the Company’s financial statements to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions deemed not to meet the “more likely than not” threshold would be recorded as a tax expense in the current period. The Company has no uncertain tax positions at June 16, 2010.

(f)	Deferred Offering Costs

Deferred offering costs consist principally of legal fees incurred through the balance sheet date that are related to the proposed offering (discussed in Note 4) and that will be charged to additional paid-in capital upon the receipt of the capital raised.

HICKS ACQUISITION COMPANY II, INC.
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(g)	Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

(4)	Proposed Public Offering

The proposed offering calls for the Company to offer for sale 20,000,000 units (Units) at a price of $10.00 per unit. Each Unit will consist of one share of the Company’s common stock, $0.0001 par value, and one warrant. Each warrant will entitle the holder to purchase one share of the Company’s common stock at a price of $12.00 per share, subject to adjustment. The warrants will become exercisable on the later of 30 days after the completion of the Company’s initial business combination or twelve months from the closing of the public offering, provided in each case that the Company has an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire five years after the completion of the Company’s initial business combination, unless earlier redeemed. The warrants will be redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice after the warrants become exercisable, only in the event that the last sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period.

The underwriters will also be granted a 45-day option to purchase up to an additional 3,000,000 Units to cover over-allotments, if any.

(5)	Related Party Transactions

(a)	Note Payable — Related Party

The Company issued an aggregate of $225,000 in an unsecured promissory note to Thomas O. Hicks, the Company’s founder and chairman of the board, on June 15, 2010. The note is non-interest bearing and is payable on the earlier of December 31, 2010 or the consummation of the proposed offering by the Company. Due to the short-term nature of the note, the fair value of the note approximated the carrying amount at June 16, 2010.

(b)	Services Agreement

As of the date of the prospectus, the Company will agree to pay up to $10,000 a month in total for office space and general and administrative services to Hicks Holdings Operating LLC, an affiliate of the Company’s founder and chairman, Mr. Hicks. Services will commence promptly after the effective date of the offering and will terminate upon the earlier of: (i) the consummation of an initial business combination; or (ii) the liquidation of the Company.

(c)	Sponsor Warrants

The Sponsor will agree to purchase an aggregate of 6,666,667 warrants at price of $0.75 per warrant (for a total purchase price of $5 million) from the Company in a private placement that will occur simultaneously with the consummation of the proposed offering (Sponsor Warrants). Mr. Hicks, the Company’s chairman of the board, is the sole member of HH-HACII GP, LLC which is the general partner of HH-HACII, L.P. In addition, all of the Company’s executive officers are each limited partners of HH-HACII, L.P. The Sponsor will be permitted to transfer the warrants held by it to the Company’s officers, directors, and other persons or entities affiliated with such Sponsor or to investors in affiliates, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the Sponsor. Otherwise, these warrants will not be transferable or salable by the Sponsor (except as described below) until 30 days after the completion of an initial business combination. The Sponsor Warrants will be non-redeemable so long as they are held by the Sponsor or the Sponsor’s permitted transferees. The Sponsor Warrants may be exercised for

HICKS ACQUISITION COMPANY II, INC.
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

cash or on a cashless basis. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the proposed offering.

(6)	Founder Shares

On June 15, 2010, the Sponsor purchased 3,285,714 shares of common stock (Founder Shares) for an aggregate amount of $25,000, or $0.0076 per share.

The Founder Shares are identical to the shares of common stock included in the units being sold in the Proposed Offering except that: (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (ii) the Sponsor has agreed (A) to waive its redemption rights with respect to its Founder Shares and public shares it may own in connection with the consummation of a business combination and (B) to waive its redemption and liquidation rights with respect to its Founder Shares if the Company does not complete a business combination within 21 months from the closing of this offering, although it will be entitled to redemption and liquidation rights with respect to any public shares it holds if the Company does not consummate a business combination within such time period. If the Company submits its initial business combination to the Company’s public stockholders for a vote, the Sponsor has agreed to vote its Founder Shares in accordance with the majority of the votes cast by the public stockholders and to vote any public shares purchased during or after the offering in favor of the Company’s initial business combination. The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares until (i) one year after the completion of the Company’s initial business combination or earlier if, subsequent to the Company’s business combination, the last sales price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Simultaneously with the consummation of the proposed offering, the Sponsor will agree to forfeit up to 428,571 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters as described in Note 4. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Sponsor will own 12.5% of the Company’s issued and outstanding shares after this offering (assuming the Sponsor does not purchase units in this offering). In addition, a portion of the founders shares in an amount equal to 2.5% of the Company’s issued and outstanding shares after this offering (the founder earnout shares), will be subject to forfeiture by the Sponsor in the event the last sales price of the Company’s stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within one year following the closing of the Company’s initial business combination.

(7)	Stockholder’s Equity

(a)  Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. No shares were issued and outstanding as of June 16, 2010

HICKS ACQUISITION COMPANY II, INC.
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(b)  Common Stock

The authorized common stock of the Company includes up to 225,000,000 shares. The holders of the common shares are entitled to one vote for each share of common stock. In addition, the holders of the common stock are entitled to receive dividends when, as and if declared by the board of directors.

(8)	Subsequent Events

Management has performed an evaluation of subsequent events through June 25, 2010, the date of issuance of the financial statements noting no items which require adjustment or disclosure.

$200,000,000

Hicks Acquisition Company II, Inc.

20,000,000 Units

PRELIMINARY PROSPECTUS
          , 2010

Citi

Deutsche Bank Securities

Ladenburg Thalmann & Co. Inc.

Until          , 2010 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee(1)	$1,000
SEC/FINRA Expenses	60,500
Accounting fees and expenses	200,000
Blue sky services and expenses	40,000
Printing and engraving expenses	80,000
Fee payable to The Klein Group	100,000
Travel and roadshow expenses	75,000
Directors & Officers liability insurance premiums(2)	600,000
Legal fees and expenses	500,000
Miscellaneous(3)	93,500

Total	$1,750,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay annual fees of $5,000 for acting as trustee.

(2)	This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of the offering, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification and advancement of expenses.

The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our amended and restated bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our amended and restated bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our amended and restated bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our amended and restated bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

On June 15, 2010, HH-HACI, L.P., our sponsor, purchased 3,285,714 shares of our common stock for an aggregate offering price of $25,000 at an average purchase price of approximately $0.0076 per share. In July 2010, our sponsor transferred an aggregate of 32,856 founder shares to William A. Montgomery and William F. Quinn, each of whom has agreed to serve on our board of directors upon the closing of this offering. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

Thomas O. Hicks, our officers and various officers of Hicks Holdings LLC and Hicks Equity Partners, LLC are equity holders in our sponsor. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor will be accredited investors under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering. The limited partnership agreement of our sponsor provides that its partnership interests may only be transferred to officers or directors of the company or other persons affiliated with our sponsor, or in connection with estate planning transfers.

In addition, our sponsor has committed to purchase from us 6,666,667 sponsor warrants at $0.75 per warrant (for an aggregate purchase price of $5.0 million). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. Our sponsor’s obligation to purchase the sponsor warrants was made pursuant to a Sponsor Warrants Purchase Agreement, dated as of June 23, 2010. Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by our sponsor are conditions outside of our sponsor’s control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Form of Amended and Restated Certificate of Incorporation.*
3.2	Form of Amended and Restated By-laws.#
4.1	Specimen Unit Certificate.#
4.2	Specimen Common Stock Certificate.#
4.3	Specimen Warrant Certificate.#

Exhibit
No.	Description

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.#
5.1	Form of Opinion of Akin Gump Strauss Hauer & Feld LLP.*
10.1	Promissory Note, dated June 15, 2010, issued to Thomas O. Hicks.#
10.2	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc., HH-HACII, L.P. and Thomas O. Hicks.*
10.3	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and each executive officer and director.*
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.#
10.5	Letter Agreement, dated as of June 23, 2010, between Hicks Holdings Operating LLC and Registrant regarding administrative support.#
10.6	Form of Registration Rights Agreement among the Registrant, HH-HACII, L.P., Thomas O. Hicks, William A. Montgomery and William F. Quinn.*
10.7	Securities Purchase Agreement, effective as of June 15, 2010, between the Registrant and HH-HACII, L.P.#
10.8	Sponsor Warrants Purchase Agreement, dated as of June 23, 2010, between the Registrant and HH-HACII, L.P.#
10.9	Form of Indemnity Agreement.#
10.10	Securities Assignment Agreement, dated as of July 30, 2010, among HH-HACII, L.P., William A. Montgomery and William F. Quinn.#
10.11	Form of Amendment to Securities Assignment Agreement among HH-HACII, L.P., William A. Montgomery and William F. Quinn.*
14 .	Form of Code of Ethics.#
23.1	Consent of KPMG LLP.*
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).**
24 .	Power of Attorney.#
99.1	Consent of William A. Montgomery.#
99.2	Consent of William F. Quinn.#

*	Filed herewith.

**	To be filed by amendment.

#	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 30th day of August, 2010.

HICKS ACQUISITION COMPANY II, INC.

By:	/s/ Robert M. Swartz
Robert M. Swartz
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

* Thomas O. Hicks		Chairman of the Board	August 30, 2010

/s/ Robert M. Swartz Robert M. Swartz		Chief Executive Officer and President (Principal executive officer)	August 30, 2010

* Christina Weaver Vest		Chief Financial Officer and Senior Vice President (Principal financial and accounting officer)	August 30, 2010

*By:	/s/ Robert M. Swartz Robert M. Swartz Attorney-in-fact

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EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Form of Amended and Restated Certificate of Incorporation.*
3.2	Form of Amended and Restated By-laws.#
4.1	Specimen Unit Certificate.#
4.2	Specimen Common Stock Certificate.#
4.3	Specimen Warrant Certificate.#
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.#
5.1	Form of Opinion of Akin Gump Strauss Hauer & Feld LLP.*
10.1	Promissory Note, dated June 15, 2010, issued to Thomas O. Hicks.#
10.2	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc., HH-HACII, L.P. and Thomas O. Hicks.*
10.3	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and each executive officer and director.*
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.#
10.5	Letter Agreement, dated as of June 23, 2010, between Hicks Holdings Operating LLC and Registrant regarding administrative support.#
10.6	Form of Registration Rights Agreement among the Registrant, HH-HACII, L.P., Thomas O. Hicks, William A. Montgomery and William F. Quinn.*
10.7	Securities Purchase Agreement, effective as of June 15, 2010, between the Registrant and HH-HACII, L.P.#
10.8	Sponsor Warrants Purchase Agreement, dated as of June 23, 2010, between the Registrant and HH-HACII, L.P.#
10.9	Form of Indemnity Agreement.#
10.10	Securities Assignment Agreement, dated as of July 30, 2010, among HH-HACII, L.P., William A. Montgomery and William F. Quinn.#
10.11	Form of Amendment to Securities Assignment Agreement among HH-HACII, L.P., William A. Montgomery and William F. Quinn.*
14 .	Form of Code of Ethics.#
23.1	Consent of KPMG LLP.*
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).**
24 .	Power of Attorney.#
99.1	Consent of William A. Montgomery.#
99.2	Consent of William F. Quinn.#

*	Filed herewith.

**	To be filed by amendment.

#	Previously filed.

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